Exhibit 4.4

GRACELL BIOTECHNOLOGIES INC.

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into on October 20, 2020 by and among:

(1) Gracell Biotechnologies Inc., an exempted company duly incorporated under the Laws of the Cayman Islands (the “Company”);

(2) Gracell Biotechnologies Holdings Limited, a BVI business company limited by shares organized under the laws of the British Virgin Islands (the “BVI Company”);

(3) Gracell Biotechnologies (HK) Limited, a limited liability company duly incorporated under the Laws of Hong Kong (the “HK Company”);

(4) Gracell Bioscience (Shanghai) Co., Ltd. (亘利生物科技（上海）有限公司), a limited liability company incorporated under the Laws of the PRC (the “WFOE”);

(5) Gracell Biotechnologies (Shanghai) Co., Ltd. (亘喜生物科技（上海）有限公司), a limited liability company incorporated under the Laws of the PRC (“Gracell Shanghai”);

(6) Suzhou Gracell Biotechnologies Co., Ltd. (苏州亘喜生物科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Gracell Suzhou”, together with Gracell Shanghai, the “Domestic Companies” and each, a “Domestic Company”);

(7) Mr. CAO Wei (曹卫), a citizen of the PRC (the “Founder”) and Gracell Venture Holdings Limited, a BVI business company with limited liability duly incorporated under the Laws of the British Virgin Islands (the “Founder Holding Company”);

(8) Michelia Figo Holding Ltd., a BVI business company with limited liability duly incorporated under the Laws of the British Virgin Islands;

(9) Each of the Persons set forth in the column titled “Series A Investor” on Part I of Exhibit A attached hereto (each, a “Series A Investor” and collectively, the “Series A Investors”);

(10) Each of the Persons listed on Part II of Exhibit A attached hereto (each a “Series B-1 Investor” and collectively, the “Series B-1 Investors”);

(11) Each of the Persons listed on Part III of Exhibit A attached hereto (each a “Series B-2 Investor” and, collectively the “Series B-2 Investors”); and

(12) Each of the Persons listed on Part IV of Exhibit A attached hereto (each a “Series C Investor” and, collectively the “Series C Investors”, collectively with Series A Investors, the Series B-1 Investors and Series B-2 Investors, the “Investors” and each an “Investor”).

Each of the Founder, the Founder Holding Company, the Investors and any and all other persons and entities holding any Shares from time to time shall be hereinafter referred to as a “Shareholder” and collectively, the “Shareholders”.

Capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 1.

RECITALS

A. The Company owns one hundred percent (100%) of the total issued share(s) of the BVI Company, which owns (100%) of the outstanding share capital of the HK Company, which owns one hundred percent (100%) of the registered capital of the WFOE, which exercises effective control over the business and operations of the Domestic Companies by a captive structure pursuant to the Control Documents (as defined below).

B. The Domestic Companies are principally engaged in the business of researching and developing immune cell therapy for cancer and stem cell therapy for degenerative diseases and the development, production and sale of pharmaceutical products in connection with such therapies (the “Principal Business”).

C. On October 14, 2020, a series C preferred share subscription agreement (the “Series C Share Subscription Agreement”) was entered into by and among the Company, the HK Company, the Domestic Companies and the Series C Investors, pursuant to which the Company has agreed to issue and sell to the Series C Investors, and the Series C Investors have agreed to purchase from the Company, an aggregate of 73,379,643 Series C Preferred Shares.

D. The capital structure of the Company immediately prior to and after the Initial Closing (as defined below) on a fully diluted and as-converted basis is as set forth in Exhibit B hereto.

E. It is a condition precedent of the Initial Closing that the Parties enter into this Agreement.

F. The Company, certain Investors, the Founder, the Founder Holding Company and certain other parties thereto entered into an amended and restated shareholder agreement on March 6, 2019 (the “Prior Shareholders Agreement”).

G. The Parties agree that the Prior Shareholders Agreement shall be amended, restated and replaced in its entirety by this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 Certain Defined Terms

For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person (the “Subject Person”) means (a) in the case of a Person other than a natural person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Subject Person; (b) in the case of an natural person, any other Person that, directly or indirectly, is Controlled by the Subject Person or is an Immediate Family Member of the Subject Person. In the case of an Investor, the term “Affiliate” also includes (i) any shareholder of the Investor, (ii) any entity or individual who has a direct or indirect interest in the Investor (including, if applicable, any general partner or limited partner) or any fund manager or investment adviser thereof, (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by the Investor or its fund manager or investment adviser, and (iv) any trust Controlled by or held for the benefit of any natural person referred to in (i), (ii) or (iii) above. For purposes of this Agreement, (a) none of the Investors shall be deemed as an Affiliate of any Group Company, and vice versa, and (b) Kington USD Entity shall be deemed as an Affiliate of Kington RMB Entity, and vice versa.

“Amended M&AA” means the Third Amended and Restated Memorandum and Articles of Association of the Company adopted by the Company on or about the date hereof.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the UK Bribery Act 2010 (and, in relation to conduct prior to 1 July 2011, the Public Bodies Corrupt Practices Act 1889 and the Prevention of Corruption Act 1906 (together with the Bribery Act 2010, the “UK Corruption Laws”)), any law of China for the prevention of punishment of public or commercial corruption or bribery, including the PRC Criminal Law and the PRC Anti-Unfair Competition Law, and any other anti-bribery or anti-corruption laws applicable to any Group Company or any Affiliate of such Group Company. For these purposes, the offences created by the FCPA and the UK Corruption Laws shall be deemed to apply to the Affiliates of any Group Company in respect of acts or omissions by them which may directly or indirectly affect such Group Company, irrespective of the jurisdictional scope of those offences.

“Anti-Corruption Prohibited Activity” means offering, paying, promising to pay or authorizing the payment of any money or the giving of anything of value: (a) to any Government Official, or to any person under circumstances where the Person carrying out such activity knew or had reason to know that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of (i) influencing any act or decision of such Government Official in his official capacity, (ii) inducing such Government Official to do or omit to do any act in relation to his lawful duty, (iii) securing any improper advantage or (iv) inducing such Government Official to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist the Person carrying out such activity in obtaining or retaining business for or with, or in directing business to, any Person, or (b) to any Person, with the intention of influencing or rewarding such person for acting in breach of an expectation of good faith, impartiality or trust, or which it would otherwise be unlawful for the recipient to accept.

“Board” shall mean the board of directors of the Company.

“Big Four Accounting Firm” means Ernst & Young, KPMG, Pricewaterhouse Coopers or Deloitte Touche Tohmatsu.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are required or authorized by applicable laws or executive order to be closed in the PRC, Hong Kong, Singapore or the Cayman Islands or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m., Hong Kong time.

“Charter Documents” means, as to a Person, such Person’s certificate of incorporation, formation or registration (including, if relevant, certificates of change of name), memorandum of association, articles of association or incorporation, limited liability company agreement, charter, by-laws, trust deed, trust instrument, joint venture or shareholders agreement or equivalent documents and business license, in each case as amended and as applicable.

“Circular 37” means Circular 37, issued by SAFE on and effective as of July 4, 2014, titled “Notice Regarding Certain Administrative Measures on Offshore Investment and Financing and Round-trip Investments by PRC Residents Through Offshore Special Purpose Vehicles,” and any attachment, implementation, successor rule or regulation related thereto under PRC Laws.

“Closing” has the meaning ascribed to it in the Series C Preferred Share Subscription Agreement.

“Company’s Competitor” means any entity other than any Group Company that primarily conducts the business of researching and developing immune cell therapy and stem cell therapy and the production and sale of pharmaceutical products in connection with such therapies or similar businesses, without prejudice to the foregoing, for the avoidance of doubt, no financial investor or fund investor that only holds a minority stake in such entity (regardless of whether such investor holds any board seat in the aforesaid entity) shall qualify as a Company’s Competitor.

“Contract” means any contract, agreement, undertaking, understanding, commitment, purchase order, indenture, note, bond, loan, instrument, lease, mortgage, deed of trust, franchise, license or other legally binding arrangement, whether oral or written.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of more than fifty percent (50%) of the board of directors of such Person; the term “Controlled” has the meaning correlative to the foregoing.

“Control Documents” means a series of agreements entered into by, inter alia, the WFOE, Gracell Shanghai, the shareholders of Gracell Shanghai and their respective spouses on January 3, 2019, December 20, 2019 and March 6, 2020 respectively, and as may be amended and restated in connection with the Restructuring Plan, including technical consultation and service agreement, business cooperation agreement, call option agreement, voting rights proxy agreement, equity pledge agreement, and spouse consent letter, which provide Control (financially, operationally or otherwise) to the WFOE over Gracell Shanghai and results in the financial results for Gracell Shanghai being consolidated into the consolidated financial statements for the Company even though the WFOE does not have any equity interest in Gracell Shanghai.

“Conversion Share” or “Conversion Shares” means the Ordinary Shares issued or issuable pursuant to conversion of the Preferred Shares.

“Director Indemnification Agreement” means any director indemnification agreement entered into by, inter alia, the Company and a director of the Company from time to time substantially in the form attached to the Series C Share Subscription Agreement.

“Deed of Accession” means a deed of accession substantially in the form set out in Exhibit C.

“Deemed Liquidation Event” means (i) any consolidation, reorganization, amalgamation or merger of the Company or one or more Group Companies that collectively operate all or substantially all of the Group’s business taken as a whole, with or into any Person, or any other corporate reorganization or scheme of arrangement, in each case in which the Shareholders of the Company immediately before such transaction own less than fifty percent (50%) of the direct or indirect voting power of the surviving company immediately after such transaction (excluding any transaction effected solely for tax purposes or to change the Company’s domicile); (ii) any voluntary or involuntary liquidation, dissolution or winding up of one or more Group Companies that collectively operate all or substantially all of the Group’s business taken as a whole; (iii) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of transactions, by any Group Company of all or substantially all of the assets of such Group Company, the effect of which is the disposition of all or substantially all of the Group Companies’ assets taken as a whole; (iv) any termination or amendment of Control Documents for any reason (unless approved pursuant to this Agreement and the Amended M&AA) or (v) any Drag-Along Sale.

“Equity Securities” means, with respect to a Person, (a) any shares, share capital, registered capital, equity interests, membership interests, partnership interests, joint venture or other ownership interests in such Person, (b) any options, warrants or rights to subscribe for, acquire or purchase, or any other securities or instruments convertible into or exercisable or exchangeable for, any of the foregoing and (c) any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person.

“ESOP” means that the Company’s employee share option plan, under which 10,216,234 Ordinary Shares in the aggregate, shall be reserved for issuance from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies, PROVIDED HOWEVER, any issuance or transfer of Shares under the ESOP shall be in compliance with the Laws of applicable jurisdiction including without limitation the PRC, the British Virgin Islands and the Cayman Islands.

“Government Official” means any officer, official or employee of any government department, agency or instrumentality and any Person acting in an official capacity for any Governmental Authority or otherwise holding legislative, administrative or judicial office.

“Governmental Authority” means any nation or government, or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any political subdivision thereof, including any government authority, agency, department, board, commission or instrumentality of the PRC, the Cayman Islands, Hong Kong or any other country, any public international organization, any court, tribunal or arbitrator or the governing body of any securities exchange or other self-regulatory organization (including any ethics committee of any hospital).

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction (whether temporary or permanent) or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group” or “Group Companies” means the Company, the BVI Company, the HK Company, the WFOE, the Domestic Companies, Gracell Biopharmaceuticals, Inc., Gracell Biomedicine (Shanghai) Co., Ltd. (亘昌生物科技（上海）有限公司), and the Subsidiaries of any of the foregoing, and “Group Company” means any of them.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Immediate Family Member” of a natural person means the spouse of such person and any parent, step-parent, grandparent, child, step-child, grandchild, sibling or step-sibling of such person or such person’s spouse.

“Information Technology” means all computer systems, telecommunication systems, software and the tangible media on which it is stored and hardware, including source and object code, cabling, routers, switched, racks, servers, PCs, laptops, terminals, scanners, printers and all associated peripherals, excluding in all cases Intellectual Property.

“Initial Closing” has the meaning ascribed to it in the Series C Preferred Share Subscription Agreement.

“Intellectual Property” means any and all (a) patents, patent rights and applications therefor and all reissues, reexaminations, continuations, continuations-in-part, divisions, provisionals, renewals and patent term extensions thereof, (b) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (c) registered or unregistered copyrights, copyrightable works, mask works, author’s rights and works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation) and registrations and applications therefor, (d) URLs, domain names, web addresses, web sites, web pages and any part thereof, accounts with Twitter, Facebook, Instagram and other social media companies and the content found thereon and related thereto and uniform resource locators, (e) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, quality assurance and control procedures, design tools, manuals and research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data, (f) proprietary processes, technology, engineering, formulae, algorithms and operational procedures, (g) brand names, logos, slogans, design rights, trade names, trade dress, trademarks and service marks, and registrations and applications therefor, (h) the goodwill symbolized or represented by the foregoing, customer lists, data collections and other proprietary information and common-law rights and (i) other intellectual property, whether or not registrable, in each case under any Law but excluding commercially readily available intellectual property such as “off the shelf” computer software.

“IPO” means an initial public offering and listing of the Ordinary Shares (or depositary receipts or depositary shares therefor) or the ordinary shares in another listing vehicle holding all or any part of the assets or business of the Group in the United States pursuant to an effective registration statement under the Securities Act or on an internationally recognized stock exchange.

“Key Employee” has the meaning ascribed to it in the Series C Preferred Share Subscription Agreement.

“Law” or “Laws” means any constitutional provision, statute, ordinance, code, treaty, decree or judgment or other law, legislative measure, rule, regulation, official policy or interpretation of any Governmental Authority, any common or customary law and any Governmental Order.

“Lien” means (a) any mortgage, pledge, claim, security interest, hypothecation, assignment, deed of trust, title retention, lien, charge (whether fixed or floating) or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable Law, (b) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (c) any proxy, power of attorney, voting trust agreement, interest, option, pre-emptive right, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (d) any adverse claim as to title, possession or use, in each case other than rights, preferences or privileges or other obligations under this Agreement or the Amended M&AA.

“Liquidation Event” means the voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Material Adverse Effect” means any event, circumstance, occurrence, fact, condition, change or development that, individually or in the aggregate, has had, has or could reasonably be expected to have (a) a material adverse effect on the business, properties, assets, employees, operations, results of operations, condition (financial or otherwise), or liabilities of the Group taken as a whole, (b) any material impairment of the ability of any Party to perform its material obligations hereunder or under any other Transaction Document or (c) any material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party.; provided, however, that, any event, circumstance, occurrence, fact, condition, change or development shall not be deemed to constitute a material adverse effect if it results from: (i) conditions that generally affect the therapeutic discovery and development industry, including as a result of the current COVID-19 pandemic; (ii) changes in legal requirements or other legal or regulatory conditions (other than changes in legal requirements or other legal or regulatory conditions regarding the validity or enforceability of the arrangements under the Control Documents) or changes in GAAP or other accounting standards (or the interpretation thereof); (iii) changes in political conditions; or (iv) acts of God, natural disasters, weather conditions or other calamities; except in each case, to the extent such economic conditions have a materially disproportionate effect on the Group as compared to any of the other companies in the same industry.

“Member” means, from time to time, the registered holder of any issued and outstanding Shares of the Company and “Members” means every such Member.

“Ordinary Shares” means any and all of the ordinary shares in the authorized share capital of the Company, each with a par value US$ 0.0001, with the rights and privileges as set forth in this Agreement and in the Amended M&AA.

“Party” means any party to this Agreement.

“Person” means any individual, sole proprietorship, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental or regulatory authority or other enterprise or entity of any kind or nature.

“PRC” or “China” means the People’s Republic of China but, solely for purposes of this Agreement, excluding Hong Kong, the Special Administrative Region of Macau and the territory of Taiwan.

“Preferred Majority” means the holders of at least a majority of the then outstanding Preferred Shares voting together as a single class and on an as-converted basis.

“Preferred Shares” means the Series A Preferred Shares, the Series B-1 Preferred Shares, the Series B-2 Preferred Shares, and the Series C Preferred Shares.

“Qualified IPO” means an initial public offering and listing of the Ordinary Shares (or depositary receipts or depositary shares therefor) or the ordinary shares in another listing vehicle holding all or any part of the assets or business of the Group in the United States pursuant to an effective registration statement under the Securities Act or on an internationally recognized stock exchange as consented to in writing by the Preferred Majority pursuant to Section 8.1, at a price per share to the public of not less than 1.25 times the Series C Issue Price, and that will bring net offering proceeds to the Company, after deduction of underwriting discounts and registration expenses, of at least US$75,000,000.

“Redemption Requesting Holders” has the meaning ascribed to it in the Amended M&AA.

“Redemption Right” has the meaning ascribed to it in the Amended M&AA.

“Regulatory Approval” means any approval, permission, authorization or consent of, or notification to or filing with, any Governmental Authority.

“Related Party” of any Group Company (the “Subject Person”) means (a) any direct or indirect shareholder of the Subject Person or its Subsidiaries, (b) any director of the Subject Person or its Subsidiaries, (c) any Key Employee, (d) any officer of the Subject Person or its Subsidiaries, (e) any Immediate Family Member of a shareholder, director, Key Employee or officer of the Subject Person or its Subsidiaries, (f) any Person in which any shareholder, director, Key Employee or officer of the Subject Person or its Subsidiaries has any interest, other than a passive shareholding of less than one percent in a publicly listed company, or over which a Related Party exercises Control or significant influence through voting, position or ownership or (g) any other Affiliate of the Subject Person or its Subsidiaries.

“Requisite Series C Holders” means the holders of at least two-thirds (2/3) of the then outstanding Series C Preferred Shares voting together as a single class and on an as-converted basis.

“Restructuring Plan” means the shareholding structure change of Gracell Shanghai to remove certain Investors’ nominees as shareholders.

“RMB” means Renminbi, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means the registration or reporting requirements of Circular 37 or any other applicable SAFE rules and regulations.

“Sanctioned Person” at any time means any Person or country that at such time is subject to trade sanctions and economic embargo programs enforced by the U.S. Treasury Department’s Office of Foreign Asset Control, including any “Specially Designated Nationals and Blocked Persons”, and any government, national, resident or legal entity of Cuba, North Korea, Syria, Sudan, Iran or any other country with respect to which U.S. persons, as defined in the U.S. Economic Sanctions, are prohibited at such time from doing business.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means any and all of the Series A preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Amended M&AA.

“Series B Investors” means the Series B-1 Investors and the Series B-2 Investors.

“Series B Preferred Shares” means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B-1 Preferred Shares” means any and all of the Series B-1 preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Amended M&AA.

“Series B-2 Preferred Shares” means any and all of the Series B-2 preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Amended M&AA.

“Series C Issue Price” initially being US$1.635331 per share, as adjusted for share dividends, splits, combinations, recapitalizations or similar events as provided in the Amended M&AA.

“Series C Lead Investors” means Morningside, OrbiMed and Wellington, and each a “Series C Lead Investor”.

“Series C Preferred Shares” means any and all of the Series C preferred shares in the authorized share capital of the Company, each with a par value of US$0.0001, with the rights and privileges as set forth in the Amended M&AA.

“Share” or “Shares” means the Ordinary Shares, the Preferred Shares and shares of any other class or series in the share capital of the Company.

“Subsidiary” means with respect to any specified Person, any Person of which the specified Person, directly or indirectly, owns or Controls more than fifty percent (50%) of the issued and outstanding share capital, voting interests or registered capital.

“Temasek” means TLS Beta Pte. Ltd. and its successor, permitted assigns and transferees.

“Transaction Documents” means the Series C Share Subscription Agreement, the Series B Share Subscription and Framework Agreement entered into by and among the Company and other parties dated January 3, 2019, this Agreement, the Amended M&AA, the Director Indemnification Agreements, the Control Documents, the exhibits attached to any of the foregoing and each of the agreements and other documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S.” or “United States” means the United States of America.

“U.S. Economic Sanctions” means any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

“US$” means United States dollars, the lawful currency of the United States.

1.2 Definitions

Term	Location
Additional Number	Section 5.3(b)
Agreement	Preamble
Arbitration Rules	Section 13.12(b)
Chengdu Miaoji	Exhibit A
Commission	Section 3.2(f)
Company	Preamble

Term	Location
Company Industry Segment	Section 11.7(b)
Company Side Process Agent	Section 13.14(a)
Confidential Information	Section 9.1
Consideration	Section 11.10
Covered Persons	Section 11.7(a)
Co-Sale Holder	Section 6.4
Co-Sale Notice	Section 6.4
Co-Sale Pro Rata Portion	Section 6.4(a)
Co-Sale Right Period	Section 6.4
Disclosing Party	Section 9.4
Domestic Company	Preamble
Drag-Along Sale	Section 7.1
Drag-Along Sale Notice	Section 7.1
Drag Holders	Section 7.1
Excess Exercising Holder	Section 6.3(a)(iii)
Excess Number	Section 6.3(a)(iii)
Excess Offered Shares	Section 6.3(a)(iii)
Exchange Act	Section 3.2(i)
Excluded Opportunity	Section 11.7(a)
Exercising Holder	Section 6.3(a)(iii)
Financing Terms	Section 9.1
First Participation Notice	Section 5.3(a)
First Participation Period	Section 5.3(a)
First Refusal Allotment	Section 6.3(a)(ii)
First Refusal Expiration Notice	Section 6.3(e)
Form F-3	Section 3.2(e)
Form S-3	Section 3.2(e)
Founder	Preamble
Founder First Offer Right	Section 6.8(b)(ii)
Founder Holding Company	Preamble
Founder Offer	Section 6.8(b)
Grant	Section 11.3(c)
HK Company	Preamble
HKIAC	Section 13.12(b)
Holder	Section 3.2(d)
IFRS	Section 2.1(a)
Information Rights	Section 2.1(a)(iii)
Initiating Holders	Section 3.3b
Investor Access Rights	Section 2.1(b)
Investor Directors	Section 2.2(a)
Kington Entities	Exhibit A
Kington RMB Entity	Exhibit A
Kington USD Entity	Exhibit A
LAV Biosciences V	Exhibit A

Term	Location
LAV Granite	Exhibit A
LAV RMB Entity	Exhibit A
LAV USD Entities	Exhibit A
Liquidating Series B-1 Investor	Section 11.11(a)
Morningside	Exhibit A
New Securities	Section 5.2
NewCo	Section 11.3(c)
Non-Competition Period	Section 11.2(a)
Observer	Section 2.2 (a)
Offered Shares	Section 6.2
Offer Notice	Section 6.8(b)(ii)
Offeror	Section 7.1
Offer Period	Section 6.8(b)(ii)
Offer Price	Section 6.8(b)(ii)
OrbiMed	Exhibit A
Ordinary Holder	Section 6.1
Other Subsidiary Board	Section 2.2(e)
Overallotment New Securities	Section 5.3(b)
Oversubscribing Participating Holder	Section 5.3(b)
Participating Holder	Section 5.3(b)
Participation Rights Holder	Section 5
Permitted Transfer	Section 6.6
Permitted Transferee	Section 6.6
PRC GAAP	Section 2.1(a)
Preferred Holder	Section 6.1
Preferred Holder Offered Shares	Section 6.8(b)(i)
Preferred Holders’ Refusal Period	Section 6.3(a)(i)
Preferred Holder Transfer Notice	Section 6.8(b)(i)
Principal Business	Recitals
Prior Shareholders Agreement	Recitals
Pro Rata Share	Section 5.1
Prospective Series B-1 Investor	Section 11.10
Record VIE Shareholder	Section 11.3(d)(i)
Registration Expenses	Section 3.2(g)
Registrable Securities	Section 3.2(b)
Request Notice	Section 3.3(a)
Restricted Shares	Section 6.1
Right of Participation	Section 5
SEC	Section 3.2(f)
Second Participation Notice	Section 5.3(b)
Second Participation Period	Section 5.3(b)
Second Refusal Period	Section 6.3(a)(iii)
Selling Expenses	Section 3.2(h)
Selling Preferred Holder	Section 6.8(b)(i)

Term	Location
Selling Shareholder	Section 6.2
Series A Director	Section 2.2(a)
Series A Investor	Preamble
Series B-1 Director	Section 2.2(a)
Series B-1 Investor	Preamble
Series B-2 Director	Section 2.2(a)
Series B-2 Investor	Preamble
Series C Investor	Preamble
Series C Share Subscription Agreement	Recitals
Shanghai Zhaoheng	Recitals
Shareholder	Preamble
Supplemental Transfer Notice	Section 6.3(a)(iii)
Transfer	Section 6.2
Transfer Notice	Section 6.2
Transferee	Section 6.2
VIE Restructuring	Section 11.3(c)
Violation	Section 3.9(a)
Wellington	Exhibit A
WFOE	Preamble

1.3 Interpretation and Rules of Construction.

In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference is to a Section of, or an Exhibit or Schedule to, this Agreement;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto;

(f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(g) words in the singular include the plural, and words in the plural include the singular;

(h) references to a Person are also to its successors in title and permitted assigns;

(i) the use of “or” is not intended to be exclusive;

(j) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive;

(k) the term “day” means “calendar day”, and “month” means calendar month;

(l) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning;

(m) all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders;

(n) in calculations of share numbers, (i) references to a “fully diluted and as-converted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable) have been so converted, exercised or exchanged, (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue and (iii) references to an “as-converted basis” mean that the calculation is to be made assuming that all Preferred Shares in issue have been converted into Ordinary Shares. All calculations shall be deemed to be on as-converted basis unless otherwise specified. Any Share number or per Share amount referred to in this Agreement shall be appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares after the date of this Agreement. Any reference to or calculation of Shares of the Company in issue shall exclude treasury shares.

(o) references to this Agreement include the Schedules and Exhibits, which form an integral part hereof;

(p) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made; and

(q) a reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

2. INFORMATION RIGHTS, INVESTOR ACCESS RIGHTS, INVESTOR AUDIT RIGHTS AND BOARD REPRESENTATION.

2.1 Information Rights, Investor Access Rights, and Investor Audit Rights.

(a) Information Rights.

The Company covenants and agrees that, commencing on the date of this Agreement, so long as an Investor holds any Preferred Shares or Conversion Shares, the Company will deliver to such Investor:

(i) audited annual consolidated financial statements of the Group Companies, within ninety (90) days after the end of each calendar year;

(ii) unaudited quarterly consolidated financial statements of the Group Companies, within thirty (30) days after the end of each calendar quarter;

(iii) a copy of each agreement or other document relating to material investment or additional equity financing in, by or involving the Group or its assets, within twenty-one (21) days after each such agreement or other document becomes available to the Group; and

(iv) upon the written request by any Investor, such other information of the Group Companies as such Investor shall reasonably request, including any statistical, transactional, operational and financial data relating to the Group Companies or the Principal Business (the above rights collectively, the “Information Rights”).

All the financial statements (which shall include an income statement, a balance sheet and a cash flow statement for the relevant period) to be provided to each Investor pursuant to this Section 2.1 shall be prepared in conformance with International Financial Reporting Standards (“IFRS”) or the accounting principles generally accepted in the PRC (“PRC GAAP”) or, subject to compliance with Section 8.3, any other standard approved by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors) and shall consolidate all of the financial results of the Group Companies. All the information (including the financial statements) provided by the Group Companies to each Investor pursuant to this Section 2.1 shall be verified and certified as true, correct and not misleading by the Chief Executive Officer and the Chief Financial Officer of the Company to their knowledge after making due inquiry and exercising due diligence.

All audits of the Group Companies shall be performed in accordance with IFRS or PRC GAAP or, subject to compliance with Section 8.3, any other standard approved by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors), by Shanghai Xuanhe Accounting Firm (上海轩和会计师事务所) or, subject to compliance with Section 8.3, another reputable accounting firm agreed upon by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors).

(b) Investor Access Rights.

Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, so long as an Investor holds (together with its Affiliates) more than 7% of total issued and outstanding share capital of the Company, such Investor shall have the right to, at any reasonable times during regular working hours and as often as it may reasonably request and upon a written notice at least five (5) Business Days prior to the access to the relevant Group Company, (i) access the facilities, records and books and accounting and other documents of each of the Group Companies and (ii) discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants and legal counsel (collectively, the “Investor Access Rights”), PROVIDED HOWEVER, that the Investor Access Rights shall be exercised in a manner that would not cause undue interruption to the Group’s normal business activities. Notwithstanding the above, the exercise of the Investor Access Rights by each Investor shall not be unreasonably rejected or restricted by the Group in any way.

(c) Investor Audit Rights.

Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, so long as an Investor holds (together with its Affiliates) more than 10% of total issued and outstanding share capital of the Company, such Investor shall have the right to, without unreasonably disrupting the Group’s normal business activities and at such Investor’s own expense, audit the business practices and accounts of the Group with the assistance of any accounting firms, representatives or agents as it shall require (the “Investor Audit Rights”), and each of the Group Companies shall provide any and all assistance reasonably requested by such Investor and such accounting firms, representatives and agents in conducting such audits; provide that, each such Investor shall not conduct such audit for more than once in any fiscal year.

2.2 Board of Directors.

(a) Number of Directors and Observers.

The Board shall consist of seven (7) members, which number of members shall not be changed except as in compliance with Section 8.1. The Founder shall be entitled to nominate, appoint and remove two (2) directors of the Board. One (1) director of the Board shall be an independent director not Affiliated with any Group Company or any Investor who shall be approved by a majority of the Board, including the Founder and at least three (3) Investor Directors, which shall remain vacant until filled by the Board. So long as OrbiMed continues to collectively hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), OrbiMed shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (the “Series A Director”). So long as LAV USD Entities continue to collectively hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), LAV USD Entities shall be exclusively entitled to nominate, appoint and remove one (1) directors of the Board (the “Series B-1 Director”). So long as Temasek continues to hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), Temasek shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (the “Series B-2 Director”). So long as the holders of Series C Preferred Shares in the aggregate continues to hold at least 5% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), Morningside shall be exclusively entitled to nominate, appoint and remove one (1) director of the Board (together with the Series A Director, the Series B-1 Director, the Series B-2 Director, the “Investor Directors” and each an “Investor Director”). So long as Kington Entities continue to collectively hold at least 3% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), Kington Entities shall be exclusively entitled to nominate a representative (the “Kington Observer”) to attend, at its own expense, all meetings of the Board. So long as OrbiMed continues to hold at least 3% of the Ordinary Shares then outstanding (calculated on a fully diluted and as-converted basis), OrbiMed shall be exclusively entitled to nominate a representative (the “Series C Observer”, together with the Kington Observer, the “Observers” and each an “Observer”) to attend, at its own expense, all meetings of the Board. The Series C Observer shall have full rights of audience and may speak at all meetings of the Board, but shall not be entitled to vote or be counted towards the quorum at any such meetings.

(b) Replacement of Directors.

In the event any director of the Board resigns, is removed in accordance with Section 2.2(a) or otherwise ceases to hold office, the Person that nominated such director will have the right to nominate such director’s successor or replacement, and such successor or replacement director shall be nominated and appointed within 10 days after the date of such resignation or removal. If it is any Investor Director that resigns, is removed or otherwise ceases to hold office, neither the Shareholders nor the Board shall transact any business until the successor or replacement director has been nominated and appointed by the Person that is entitled to nominate and appoint such successor or replacement director.

(c) Directors’ Access.

Each director of the Board shall be entitled to examine the books, accounts and records of the Company and any other Group Company and shall have free access, at all times, to any and all properties, facilities, personnel and advisors of any Group Company. The Company shall provide such information relating to the business affairs and financial position of any Group Company as any director may request. Any director may provide such information to the Person that nominated such director.

(d) Director Indemnification.

The Amended M&AA shall at all times provide that the Company shall indemnify the members of the Board to the maximum extent permitted by applicable Law, except that the Company shall not be required to indemnify a member of the Board for any losses suffered by such member of the Board if a court of competent jurisdiction has determined (and there is no longer any avenue for appeal) that such losses resulted from the fraud or willful misconduct of such member of the Board. Each director of the Board shall be entitled to sign a Director Indemnification Agreement with the Company.

(e) Subsidiary Board.

Unless otherwise approved by the Preferred Majority and the Founder, (i) the composition of the board of directors (or similar body) of the WFOE and Gracell Shanghai shall have the same number of members and Observer as the Board, and (ii) each of the Founder, OrbiMed, LAV USD Entity and LAV RMB Entity, Kington Entities, Temasek, and Morningside shall become entitled to (but shall not be obliged to) nominate and appoint the same number of member(s) and Observer to each board of directors (or similar body) of the WFOE and Gracell Shanghai as it is entitled to nominate and appoint to the Board as provided in Section 2.2(a) above; provided however that the Group Companies shall not be required to nominate any new member of the board of directors of any Group Company (other than the Company) prior to June 30, 2021, and thereafter only if requested in writing by any Investor entitled to appoint an Investor Director.

Unless otherwise approved by the Preferred Majority and the Founder, the composition of the board of directors (or similar body) of each other Group Company other than the WFOE and Gracell Shanghai (each, a “Other Subsidiary Board”) shall be decided by the Board. Notwithstanding the foregoing, if the Company fails to consummate an IPO on or prior to June 30, 2021, and so requested in writing by any Investor holding (together with its Affiliates) more than 10% of total issued and outstanding share capital of the Company, (i) the composition of each Other Subsidiary Board shall be restructured to have the same number of members and Observer as the Board, and (ii) each of the Founder, OrbiMed, LAV USD Entities and LAV RMB Entity, Kington Entities, Temasek, and Morningside shall become entitled to (but shall not be obliged to) nominate and appoint the same number of member(s) and Observer to each Other Subsidiary Board as it is entitled to nominate and appoint to the Board as provided in Section 2.2(a) above; provided however that the Group Companies shall not be required to nominate any Other Subsidiary Board prior to June 30, 2021, and thereafter only if requested in writing by any Investor entitled to appoint an Investor Director. Each of the Founder, the Founder Holding Company, and the Group Companies covenants and agrees to take any and all actions necessary to ensure that each Other Subsidiary Board’s composition is in compliance with this Section 2.2(e).

(f) Annual Budget and Annual Business Plan.

The Company shall prepare a proposed annual budget and annual business plan for the Group for each fiscal year and shall submit it to the Board not less than 30 days prior to the commencement of such fiscal year. The Board shall review the Group’s performance and progress relative to the adopted annual budget and annual business plan at each meeting of the Board.

(g) Annual Reporting on Changes of Intellectual Properties.

The Company shall, and the Founder and the Founder Holding Company shall procure the Company to, (i) prepare a report summarizing changes of the Group’s Intellectual Properties for each calendar year, which shall include a list of Intellectual Properties newly purchased, developed or otherwise acquired for such calendar year, and a list of Intellectual Properties transferred for such calendar year, and (ii) submit the report to the Board for review within sixty (60) days after the end of each calendar year.

2.3 Tax Information Rights.

(a) Passive Foreign Investment Company.

The Company shall make due inquiry with its tax advisors on at least an annual basis, and in any event no later than two (2) months following the end of each taxable year of the company as determined under the Code (a “Taxable Year”), regarding its status (and the status of its subsidiaries) as a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code” and such a company, a “PFIC”), and if the Company is informed by its tax advisors that it (or any subsidiary) has become a PFIC, or that there is a likelihood of the Company (or a subsidiary) being classified as a PFIC for any Taxable Year, the Company shall promptly notify the Investors of such status or risk, as the case may be. In connection with a “Qualified Electing Fund” election made by an Investor (or any direct or indirect interest holder in such Investor) pursuant to Section 1295 of the Code or a “Protective Statement” filed by Investor (or any direct or indirect interest holder in such Investor) pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), upon a timely request, the Company shall provide annual financial information as may be reasonably requested to such Investor as soon as reasonably practicable and shall provide such Investor with access to such other Company information as may be required under the U.S. Treasury Regulations for purposes of filing U.S. federal income tax returns in connection with such Qualified Electing Fund election or Protective Statement or to otherwise allow such Investor and any direct or indirect interest holder in such Investor to comply with all provisions of the Code and U.S. Treasury Regulations with respect to PFICs.

(b) Controlled Foreign Corporation.

No later than two (2) months following the end of each Taxable Year and upon a timely request by any Investor, the Company shall provide to such Investor the Company’s capitalization table as of the end of the last day of such Taxable Year. In addition, the Company shall use commercially reasonable best efforts to provide each Investor with access to such other Company information as may be reasonably required by such Investor to determine the Company’s (and its subsidiaries’) status as a “Controlled Foreign Corporation” as defined in Section 957 of the Code (“CFC”) and to determine whether such Investor (or any person who is a direct or indirect interest holder in such Investor) is required to report its pro rata portion of the Company’s (or any subsidiary’s) “Subpart F income” (as defined in Section 952 of the Code) or its “global intangible low-taxed income” (“GILTI”) (as defined in Section 951A of the Code) on its United States federal income tax return, or to allow such Investor (and any person who is a direct or indirect interest holder in such Investor) to otherwise comply with all provisions of the Code and U.S. Treasury Regulations with respect to CFCs. The Company shall make reasonable inquiry with its tax advisors on at least an annual basis, and in any event no later than two (2) months following the end of each Taxable Year, regarding its (and its subsidiaries’) status as a CFC, and if the Company is informed by its tax advisors that it (or any subsidiary) has become a CFC, or that there is a likelihood of the Company (or any subsidiary) being classified as a CFC for any Taxable Year, the Company shall promptly notify the Investors of such status or risk, as the case may be. In the event that Company (or any subsidiary) is determined by the Company’s tax advisors or by counsel or accountants for an Investor to be a CFC, the Company agrees to make due inquiry with its tax advisors regarding whether any portion of the Company’s (or a subsidiary’s) income is Subpart F income or GILTI.

(c) FATCA.

The Company shall use commercially reasonable efforts to comply with Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof, and any intergovernmental agreements entered into in connection with the implementation of the foregoing (collectively, “FATCA”) so that no “withholdable payments” (as defined under FATCA) made to the Company or any of its subsidiaries are subject to withholding under FATCA.

(d) Other Information Rights.

At any time upon the reasonable request of an Investor, the Company shall use commercially reasonable efforts to deliver any available additional information reasonably requested by such Investor in order to assist such Investor or any person who is a direct or indirect interest holder in such Investor with the preparation of its tax returns, complying with reporting obligations under the Code (including, without limitation, pursuant to Sections 6038, 6038B, 6038D or 6046A of the Code and the rules and Treasury Regulations promulgated thereunder) and other obligations under the Code or any other applicable tax laws, or obtaining any benefit pursuant to the Code or other applicable tax laws.

3. REGISTRATION RIGHTS.

3.1 Applicability of Rights.

Each Investor shall be entitled to the following rights with respect to any potential public offering of the Ordinary Shares in the United States and shall be entitled to reasonably analogous or equivalent rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

3.2 Definitions. For purposes of this Section 3:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(b) Registrable Securities. The term “Registrable Securities” means: (i) any Ordinary Shares issued or issuable pursuant to conversion of any Preferred Share, (ii) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares, and (iii) any other Ordinary Shares owned or hereafter acquired by each Investor. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Ordinary Shares Transferred by a Person in a transaction in which rights under this Section 3 are not assigned in accordance with this Agreement, and any Ordinary Shares which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(c) Registrable Securities Then Outstanding. The number of “Registrable Securities then outstanding” shall mean the number of Ordinary Shares that are Registrable Securities and are then issued and outstanding or would be outstanding assuming conversion, exercise or exchange of all securities, warrants or other rights which are, directly or indirectly, convertible, exercisable or exchangeable into or for Registrable Securities.

(d) Holder. For purposes of this Section 3, the term “Holder” means any Person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 3 have been duly assigned in accordance with this Agreement.

(e) Form F-3 or Form S-3. The terms “Form F-3” and “Form S-3” mean the Form F-3 and the Form S-3, respectively, under the Securities Act or in each case any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred in complying with Sections 3.3, 3.4 and 3.5, including all registration and filing fees, printing and accounting expenses, fees, and disbursements of counsel for the Company, reasonable expenses of one legal counsel for the Holders (not to exceed $75,000 per registration for such legal counsel), “blue sky” fees and expenses and the reasonable expense of any special audits incidental to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(h) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 3.3, 3.4 and 3.5 hereof.

(i) Exchange Act. The term “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

(j) For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by the Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC shall be deemed to refer to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction.

3.3 Demand Registration.

(a) Request by Holders. Subject to the terms of this Agreement, if the Company shall, at any time after the expiry of six (6) months following the effective date of a registration statement for an IPO, receive a written request from the Holders of at least 20% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act (other than Form F-3 or Form S-3) covering the registration of the Registrable Securities of such Holders with aggregate gross proceeds (prior to Selling Expenses) expected to be in excess of US$25,000,000 pursuant to this Section 3.3, then the Company shall, within ten (10) Business Days after the receipt of such written request, give written notice of such request (“Request Notice”) to all the Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all the Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3.3.

(b) Underwriting. If the Holders initiating the registration request under this Section 3.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 3.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration, including all shares that are not Registrable Securities and all shares that are held by any other Person, including any Person who is an employee, officer or director of the Company or any Subsidiary of the Company; provided further, that at least twenty-five percent (25%) of the Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(c) Maximum Number of Demand Registrations. The Company shall not be obligated to effect more than two (2) such demand registrations pursuant to this Section 3.3; provided that if the sale of all of the Registrable Securities sought to be included in the relevant registration pursuant to this Section 3.3 is not consummated for any reason other than due to the action or inaction of the Holders including Registrable Securities in such registration, such registration shall not be deemed to constitute one of the registration rights granted pursuant to this Section 3.3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Holders requesting registration pursuant to this Section 3.3 a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its Shares during such twelve (12) month period. A demand right shall be deemed not to have been exercised until such deferred registration shall have been effected.

3.4 Piggyback Registrations.

Subject to the terms of this Agreement, if the Company proposes to register for its own account any of its Equity Securities in connection with the public offering of such Equity Securities, or if any demand registration of Equity Securities is requested by investors making equity investment in the Company subsequent to the equity investment in the Company by the Holders, the Company shall notify all the Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any registration under Section 3.3 or Section 3.5 of this Agreement or to any employee benefit plan or a corporate reorganization or other Rule 145 transaction, an offer and sale of debt securities or a registration on any registration form that does not permit secondary sales), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company or any subsequent investors, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company or any subsequent investors with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Shareholder shall be granted piggyback registration rights which are superior to those of the Holders under this Section 3.4 without the prior written consent of Holders holding at least fifty percent (50%) of the Registrable Securities then outstanding.

(a) Underwriting. If a registration statement under which the Company gives notice under this Section 3.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 3.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All the Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including the Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and all shares that are held by any other Person, including any Person who is an employee, officer or director of the Company (or any Subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(b) Not Demand Registration. Registration pursuant to this Section 3.4 shall not be deemed to be a demand registration as described in Section 3.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 3.4.

3.5 Form F-3 or Form S-3 Registration.

If the Company receives from any Holder or Holders of at least five percent (5%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form F-3 or Form S-3 for which the reasonably anticipated aggregate offering price to the public would exceed US$2,500,000 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of

Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 3.5(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.5:

(i) if Form F-3 or Form S-3 is not available for such offering by the Holders;

(ii) if the Company furnishes to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 or Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 or Form S-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders initiating such registration request pursuant to this Section 3.5; provided that the Company shall not register any other Shares during such sixty (60) day period. A registration right under this Section 3.5 shall be deemed not to have been exercised until such deferred registration shall have been effected;

(iii) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act other than a registration from which the Registrable Securities of the Holders have been excluded (only with respect to all or any portion of the Registrable Securities that has been so excluded);

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the company is already subject to service of process in such jurisdiction; or

(v) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000.

Subject to the foregoing, the Company shall file a Form F-3 or Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(c) Not Demand Registration. Form F-3 and Form S-3 registrations pursuant to this Section 3.5 shall not be deemed to be demand registrations as described in Section 3.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of the Registrable Securities under this Section 3.5; provided that the Company shall not be required to file more than two (2) registration statements pursuant to this Section 3.5 within any twelve (12) month period.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 3.5 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 3.3(b) shall apply to such registration.

3.6 Expenses.

All Registration Expenses incurred in connection with any registration pursuant to Sections 3.3, 3.4 and 3.5, (but excluding the Selling Expenses) shall be borne by the Company. Each Holder participating in a registration pursuant to Section 3.3, 3.4 or 3.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all the Selling Expenses or other amounts payable to underwriter(s) or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.3 or Section 3.5 if the registration request is subsequently withdrawn at the request of the Holders of at least fifty percent (50%) of the Registrable Securities to be registered (in which case the participating Holders requesting for the withdrawal shall bear such expenses), unless, in the case of a registration requested under Section 3.3, all of the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 3.3; PROVIDED FURTHER, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company not to the knowledge of the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the forfeit of the right to any demand registration pursuant to Section 3.3 or any Form F-3 or Form S-3 registration pursuant to Section 3.5.

3.7 Obligations of the Company.

Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered on Form F-3 or Form S-3 in accordance with Rule 415 under the Securities Act or a successor rule, for a period of up to sixty (60) days; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such sixty (60) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and (ii) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, respectively, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

3.8 Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.3, 3.4 or 3.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

3.9 Indemnification.

In the event any Registrable Securities are included in a registration statement under Section 3.3, 3.4 or 3.5:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder and its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, liabilities (joint or several) and expenses, or any action or proceeding in respect thereof, to which they may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, liabilities or expenses, (or any action or proceeding in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus filed in connection with such registration or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer, director, legal counsel, underwriter or controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, expense, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling Person.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will severally and not jointly, if the Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter retained by the Company and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any Person who controls such Holder within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages, liabilities (joint or several) and expenses, or any action or proceeding in respect thereof, to which the Company or any such director, officer, controlling Person, underwriter or such other Holder or such other Holder’s partner, director, officer, legal counsel or controlling Person may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages, liabilities or expenses (or any action or proceeding in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter of the Company or such other Holder or partner, director, officer, legal counsel or controlling Person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, expense, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, expense, action or proceeding if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided, further, that in no event shall the aggregate amount to be indemnified by such Holder under this Section 3.9(b) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time after the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 3.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any other liability that it may have to any indemnified party.

(d) Contribution. If any indemnified party makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, then the indemnifying party, in lieu of indemnifying such indemnified party under this Section 3.9, shall contribute to the aggregate amount paid or payable by such indemnified party as a result of the relevant loss, claim, damage, liability, expense, action or proceeding in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violation which resulted in such loss, claim, damage, liability, expense, action or proceeding, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Violation; provided, however, that in any such case: (x) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

3.10 Termination of the Company’s Obligations.

The Company’s obligations under Sections 3.3, 3.4 and 3.5 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3.3, 3.4 or 3.5 shall terminate on the earlier to occur of the following: (a) the fourth (4th) anniversary of consummation of an IPO, (b) the termination, liquidation or dissolution of the Company and (c) if and when, in the opinion of the counsel to the Company, all such Registrable Securities proposed to be sold by each Holder may be sold without registration in any ninety (90) day period pursuant to Rule 144 promulgated under the Securities Act.

3.11 No Registration Rights to Third Parties.

Without the prior written consent of the Preferred Majority, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 or Form S-3 registration rights described in this Section 3, or otherwise) relating to any securities in the Company which are senior to, or on parity with, those granted to the Holders of Registrable Securities. In any event, if the Company proposes to grant to any Person any registration right of any nature that is superior to the registration rights of the Holders under this Section 3, as determined in good faith by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors), the Company shall concurrently grant such superior registration right to the Holders.

3.12 Assignment of Registration Rights.

Subject to prior written notification by the relevant Holder to the Company, the registration rights under this Section 3 may be assigned by a Holder to any transferee of such Holder’s Registrable Securities; provided, however, that no Person may be assigned any of such registration rights unless the Company is given written notice by the assigning Holder stating the name and address of the assignee and identifying the securities in the Company in connection with which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including the provisions of this Section 3.12.

3.13 Market Stand-Off.

Each of the Holders and the Founder hereby agrees that, if and to the extent requested by the Company or the underwriters managing the initial public offering of the securities in the Company, it shall not, without the prior written consent of such underwriters or the Company, sell, transfer or otherwise dispose of any Ordinary Shares or any securities convertible into or exercisable for Ordinary Shares, other than those permitted to be included in the registration and other transfers to Affiliates permitted by law, during a period of up to one hundred and eighty (180) days commencing on the effective date of the registration statement covering such initial public offering or the pricing date of such offering. The foregoing provision of this Section 3.13 applies only to the IPO, and shall not apply to Registrable Securities actually sold to an underwriter pursuant to an underwriting agreement, pursuant to the registration statement related to such IPO or shares acquired on the open market following effectiveness of the registration statement related to the IPO and shall not apply to the sale of any shares, and shall only be applicable to the Holders if all officers and directors of the Company and holders of one percent (1%) or more of the Company’s outstanding share capital enter into similar agreements. If the Company or any underwriter releases any such officer, director or holder of one percent (1%) or more of the Company’s outstanding share capital from his or her sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all Persons holding at least one percent (1%) of the then outstanding share capital of the Company to execute prior to an IPO a market stand-off agreement containing provisions substantially similar to those contained in this Section 3.13.

3.14 Rule 144 Reporting.

With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company becomes subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

4. QUALIFIED IPO.

(a) The Parties shall cooperate in good faith and use their best efforts to cause the Company or another listing vehicle holding all or any part of the assets or business of the Group to consummate a Qualified IPO as soon as possible but in no event later than the third (3rd) anniversary following all Closings.

(b) Section 2.1 (Information Rights, Investor Access Rights and Investor Audit Rights), Section 2.2 (Board of Directors), Section 4 (Qualified IPO), Section 5 (Right of Participation), Section 6 (Transfer Restrictions), Section 7 (Drag-Along Right), Section 8 (Protective Provisions, Voting and Board) and Section 11 (Other Undertakings of the Parties) shall terminate and be of no further force and effect immediately upon the consummation of an IPO.

5. RIGHT OF PARTICIPATION.

Each Investor for so long as it holds any Preferred Shares or Conversion Shares, and its transferees to which rights under this Section 5 have been duly assigned in accordance with Section 10.1 (each a “Participation Rights Holder”) shall have the right to purchase up to such Participation Rights Holder’s Pro Rata Share (as defined in Section 5.1) (and any oversubscription, as provided in Section 5.3) of any New Securities (as defined in Section 5.2) that the Company may from time to time issue after the date of this Agreement (the “Right of Participation”). Each Participation Rights Holder may apportion, at its sole discretion, its Pro Rata Share (and any oversubscription, as provided in Section 5.3) of any New Securities among its Affiliates in any proportion.

5.1 Pro Rata Share.

A Participation Rights Holder’s “Pro Rata Share” for the purpose of the Right of Participation is a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Participation Rights Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all Participation Rights Holders, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities giving rise to the Right of Participation.

5.2 New Securities.

“New Securities” shall mean any Equity Securities in the Company issued after the date hereof, provided, however, that the term “New Securities” shall not include:

(a) any Equity Securities of the Company issued pursuant to the Series C Share Subscription Agreement;

(b) any Equity Securities of the Company issued from time to time to the employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP or any employee incentive plan consented to or approved in compliance with Section 8.1 and the Amended M&AA;

(c) any Ordinary Shares issued pursuant to the conversion of any Preferred Shares;

(d) any Equity Securities of the Company issued in connection with any share split, share dividend or any subdivision of Ordinary Shares or other similar event in which all the Participation Rights Holders are entitled to participate on a pro rata basis;

(e) any Equity Securities of the Company issued as a dividend or distribution on the Preferred Shares in compliance with Section 8.1 and the Amended M&AA;

(f) any Equity Securities of the Company issued pursuant to an IPO;

(g) any Equity Securities issued as a result of any share split or share subdivision or the like which does not affect the shareholding percentages of the Shareholders in the Company;

(h) any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or a series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, provided that such acquisition has been approved in compliance with Section 8 and the Amended M&AA;

(i) any Equity Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a bona fide debt financing, equipment leasing or real property leasing transaction approved in compliance with Section 8 and the Amended M&AA; provided that such issuances are approved by the Board, including the approval of at least two (2) Investor Directors; and

(j) any Equity Securities issued in connection with bona fide sponsored research, collaboration, license, development, or other similar agreements or strategic partnerships approved in compliance with Section 8 and the Amended M&AA; provided that such issuances are approved by the Board, including the approval of at least two (2) Investor Directors.

5.3 Procedures.

(a) First Participation Notice. In the event that the Company proposes to undertake an issuance of any New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue such New Securities (the “First Participation Notice”), describing the amount and class of the New Securities, the name and address of each proposed subscriber, the price per New Security and other material terms and conditions upon which the Company proposes to issue such New Securities. Each Participation Rights Holder shall have ten (10) Business Days after the date of receipt of any such First Participation Notice (the “First Participation Period”) to elect on behalf of itself or its Affiliates in writing to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities for the price per New Security and upon the other terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of the New Securities to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share). If any Participation Rights Holder fails to elect in writing within the First Participation Period to purchase such Participation Rights Holder’s full Pro Rata Share of such New Securities, then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its Pro Rata Share of such New Securities that it did not elect to purchase.

(b) Second Participation Notice; Oversubscription. If any Participation Rights Holder fails or declines to fully exercise its Right of Participation in accordance with Section 5.3(a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participation Rights Holders who have fully exercised their Right of Participation in accordance with Section 5.3(a) (each, a “Participating Holder”), which notice shall set forth the number of New Securities that were not subscribed for by the Participation Rights Holders pursuant to Section 5.3(a) above (such shares, the “Overallotment New Securities”). Each Participating Holder shall have ten (10) Business Days after the date of receipt of the Second Participation Notice (the “Second Participation Period”) to notify the Company in writing of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of additional New Securities it proposes to buy (with respect to each Participating Holder, the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days thereafter. If the total number of additional New Securities the Participating Holders propose to buy exceeds the total number of Overallotment New Securities, each Participating Holder proposing to purchase additional New Securities in accordance with this Section 5.3(b) (each, an “Oversubscribing Participating Holder”) will be cut back by the Company with respect to its oversubscription to a number of Overallotment New Securities which is equal to (i) at least the lesser of (1) its Additional Number and (2) the product obtained by multiplying (x) the total number of Overallotment New Securities available for subscription by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Oversubscribing Participating Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Oversubscribing Participating Holders, in each case (for both the numerator and the denominator) immediately prior to the issuance of the New Securities and (ii) at most its Additional Number. Each Oversubscribing Participating Holder shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 5.3(b) and the Company shall so notify the Participating Holder within twenty (20) Business Days following the date of the Second Participation Notice.

5.4 Failure to Exercise.

Upon the expiration of the Second Participation Period, or, in the event no Participation Rights Holder exercises its Right of Participation in accordance with Section 5.3(a), upon the expiration of the First Participation Period, the Company shall have one hundred and twenty (120) days thereafter to sell any New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder was not exercised) to the subscribers specified in the First Participation Notice at the same or a higher price per New Security and upon other non-price terms and conditions not more favorable to the subscribers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such one hundred and twenty (120) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 5.

6. TRANSFER RESTRICTIONS.

6.1 Certain Definitions.

For purposes of this Section 6, “Ordinary Holder” means the Founder and the Founder Holding Company, and any Permitted Transferee (as defined in Section 6.6) of the foregoing; “Preferred Holder” means an Investor for so long as it holds any Preferred Shares or Conversion Shares, or any of its transferees to whom rights under this Section 6 have been duly assigned in accordance with Section 10.1; and “Restricted Shares” means any Equity Securities or other securities in the Company now held or subsequently acquired by an Ordinary Holder.

6.2 Sale by Ordinary Holder; Notice of Sale.

Subject to Section 6.7, if any Ordinary Holder (the “Selling Shareholder”) proposes to, directly or indirectly, sell, give, assign, transfer, pledge, hypothecate, mortgage, encumber, grant a security interest in or otherwise dispose of, or reduce the economic benefit or voting power of owning, or suffer to exist (whether by operation of law or otherwise) any Lien on (“Transfer”), any Restricted Share, then the Selling Shareholder shall promptly give written notice (the “Transfer Notice”) to each Preferred Holder and the Company prior to such Transfer. The Transfer Notice shall describe in reasonable detail the proposed Transfer, including the number and class of Restricted Shares to be Transferred (the “Offered Shares”), the nature of such Transfer, the price to be paid per Offered Share, the other material terms and conditions of such Transfer and the name and address of the prospective transferee (the “Transferee”).

6.3 Right of First Refusal.

(a) Preferred Holder’s Right of First Refusal.

(i) Each Preferred Holder shall have the right, exercisable upon written notice to the Selling Shareholder and the Company within ten (10) Business Days after receipt of the Transfer Notice (the “Preferred Holders’ Refusal Period”), to elect to purchase all or any part of its pro rata share of the Offered Shares on the same material terms and conditions as described in the Transfer Notice.

(ii) For the purpose of this Section 6.3, each Preferred Holder’s pro rata share of the Offered Shares equals the product obtained by multiplying (1) the aggregate number of Offered Shares by (2) a fraction, the numerator of which shall be the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) owned by such Preferred Holder at the time of the transaction and the denominator of which shall be the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Preferred Holders at the time of the transaction (the “First Refusal Allotment”).

(iii) To the extent that any Preferred Holder does not exercise its right of first refusal in accordance with Section 6.3(a)(i) to the full extent of its First Refusal Allotment, the Selling Shareholder shall promptly give notice (the “Supplemental Transfer Notice”) to each Preferred Holder who has exercised its right of first refusal in accordance with Section 6.3(a)(i) to the full extent of its First Refusal Allotment (each, an “Exercising Holder”), which notice shall set forth the number of Offered Shares that were not subscribed for by the Preferred Holders pursuant to Section 6.3(a)(i) (such shares, the “Excess Offered Shares”). Each Exercising Holder shall have ten (10) Business Days after the date of receipt of the Supplemental Transfer Notice (the “Second Refusal Period”) to notify the Selling Shareholder in writing of its desire to purchase more than its pro rata share of the Offered Shares, stating the number of additional Offered Shares it proposes to buy (with respect to each Exercising Holder, the “Excess Number”). If the total number of additional Offered Shares the Excess Holders propose to buy exceeds the total number of Excess Offered Shares, each Exercising Holder proposing to purchase additional Offered Shares in accordance with this Section 6.3(a)(iii) (each, an “Excess Exercising Holder”) will be cut back by the Selling Shareholder with respect to its purchase to a number of Excess Offered Shares which is equal to (i) at least the lesser of (1) its Excess Number and (2) the product obtained by multiplying (x) the total number of Excess Offered Shares available for purchase by (y) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by such Excess Exercising Holder and the denominator of which is the total number of Ordinary Shares (calculated on a fully diluted and as-converted basis) held by all the Excess Exercising Holders, in each case (for both the numerator and the denominator) at the time of the transaction and (ii) at most its Excess Number. Each Excess Exercising Holder shall be obligated to buy such number of Offered Shares as determined by the Selling Shareholder pursuant to this Section 6.3(a)(iii) and the Selling Shareholder shall so notify the Excess Exercising Holder within twenty (20) Business Days following the date of the Supplemental Transfer Notice.

(iv) Subject to applicable securities Laws, each Preferred Holder shall be entitled to apportion the Offered Shares to be purchased by it through the exercise of its right of first refusal provided in this Section 6.3(a) among its Affiliates, upon written notice to the Company and the Selling Shareholder.

(b) Payment. Payment for the Offered Shares to be purchased by a Preferred Holder exercising its right of refusal pursuant to Section 6.3(a), shall be made by check or wire transfer of immediately available funds of the appropriate currency, against delivery by the Selling Shareholder of certificates representing such Offered Shares, accompanied by duly executed instruments of transfer and half of the requisite stamp duty or transfer taxes or fees payable on such Transfer, if any, at a place agreed by the Selling Shareholder and such Preferred Holder, and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days (or such longer period as necessary to obtain any Regulatory Approvals required for such purchase and payment) after the Preferred Holder’s Refusal Period or, if a Supplemental Transfer Notice was delivered by the Selling Shareholder pursuant to Section 6.3(a)(iii), after the Second Refusal Period. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of such Offered Shares to such Preferred Holder. Any stamp duty or transfer taxes or fees payable on the transfer of Offered Shares shall be borne and paid in accordance with applicable Laws.

(c) Purchase Price. The purchase price for each Offered Share to be purchased by a Preferred Holder exercising its right of first refusal in accordance with Section 6.3(a) will be the price per Offered Share set forth in the Transfer Notice. If the purchase price in the Transfer Notice includes consideration other than cash, the cash equivalent value of the non-cash consideration will be as previously determined by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors) in good faith, which determination will be binding upon the Preferred Holders, absent fraud or error.

(d) Rights of Selling Shareholder. If any Preferred Holder exercises its right of first refusal to purchase any Offered Shares in accordance with Section 6.3(a), then, upon the date the notice of such exercise is given by such Preferred Holder, the Selling Shareholder will have no further rights as a holder of such Offered Shares except the right to receive payment for such Offered Shares from such Preferred Holder in accordance with Section 6.3(b) and Section 6.3(c), and the Selling Shareholder will forthwith cause all certificate(s) representing such Offered Shares to be surrendered to such Preferred Holder at the time of the scheduled closing for such purchase.

(e) Application of Co-Sale Right. If the Preferred Holders have not elected to purchase in aggregate all of the Offered Shares in accordance with this Section 6.3, then the sale of the outstanding Offered Shares will become subject to the co-sale rights set forth in Section 6.4 below. Within ten (10) days after expiration of the Preferred Holders’ Refusal Period or, if a Supplemental Transfer Notice was delivered by the Selling Shareholder pursuant to Section 6.3(a)(iii), the expiration of the Second Refusal Period, the Selling Shareholder shall give the Company and each Preferred Holder a written notice (the “First Refusal Expiration Notice”) specifying either that (i) all of the Offered Shares were purchased by the Preferred Holders by their exercise of their rights of first refusal pursuant to this Section 6.3 or (ii) the Preferred Holders have not purchased all of the Offered Shares, such outstanding Offered Shares shall be subject to the co-sale right of each Co-Sale Holder (as defined in Section 6.4 below) described in Section 6.4 below and the Co-Sale Pro Rata Portion (as defined in Section 6.4 below) of the outstanding Offered Shares for the purpose of the co-sale rights provided in Section 6.4 below.

6.4 Co-Sale Right.

To the extent the Preferred Holders have not exercised their rights of first refusal with respect to all of the Offered Shares pursuant to Section 6.3, each of the Preferred Holders that did not exercise its right of first refusal with respect to the Offered Shares pursuant to Section 6.3 above (each, a “Co-Sale Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder and the Company (the “Co-Sale Notice”) within twenty (20) days after receipt of the First Refusal Expiration Notice (the “Co-Sale Right Period”), to participate in the Transfer of the outstanding Offered Shares to the Transferee at the same price and on the same material terms and conditions as set forth in the Transfer Notice; PROVIDED HOWEVER, that no Co-Sale Holder shall be obligated in connection with such Transfer (a) to pay any amount with respect to any liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the Transferee (b) to make any representations or warranties concerning the business or assets of the Group or any Group Company or (iii) enter into any non-competition or non-solicitation covenant or agreement. The Co-Sale Notice shall set forth the number of Ordinary Shares (on an as-converted but otherwise non-diluted basis at the time of the transaction) that such Co-Sale Holder wishes to include in such Transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (as defined below) of such Co-Sale Holder. To the extent the Co-Sale Holder exercises such right of co-sale in accordance with the terms and conditions set forth below, the number of Offered Shares that the Selling Shareholder may sell in such Transfer shall be correspondingly reduced. The co-sale right of each Co-Sale Holder shall be subject to the following terms and conditions:

(a) Co-Sale Pro Rata Portion. A Co-Sale Holder may sell all or any part of that number of Ordinary Shares held by it (on an as-converted but otherwise non-diluted basis) that is equal to the product (the “Co-Sale Pro Rata Portion”) obtained by multiplying (i) the number of Ordinary Shares (on an as-converted but otherwise non-diluted basis) owned by such Co-Sale Holder at the time of the transaction by (ii) a fraction, the numerator of which is the aggregate number of Offered Shares and the denominator of which is the aggregate number of Ordinary Shares (calculated on an as-converted but otherwise non-diluted basis) held by all the exercising Co-Sale Holders and the Selling Shareholder at the time of the transaction. For the avoidance of doubt, the co-sale right under this Section 6.4 shall not apply with respect to any Offered Shares Transferred or to be Transferred to the Preferred Holders pursuant to any right of first refusal under Section 6.3.

(b) Transferred Shares. A Co-Sale Holder shall effect its participation in the Transfer to the Transferee by promptly delivering to the Selling Shareholder for transfer to the Transferee one or more certificates, properly endorsed for transfer, which represent the Equity Securities to be sold by such Co-Sale Holder in such Transfer. If the Transferee objects to the Transfer of any of such Equity Securities in lieu of Ordinary Shares, such Co-Sale Holder shall convert, exercise or exchange such Equity Securities into Ordinary Shares, and the Company shall, to the extent possible, make any such conversion, exercise or exchange concurrent with the actual Transfer to the Transferee and deliver to the Selling Shareholder for transfer to the Transferee certificates for such Ordinary Shares.

(c) Payment to Co-Sale Holders; Registration of Transfer. The share certificate or certificates that a Co-Sale Holder or the Company delivers to the Selling Shareholder pursuant to Section 6.4(b) above shall be transferred to the Transferee upon consummation of the Transfer of the Offered Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Shareholder shall concurrently therewith remit to each Co-Sale Holder exercising its co-sale right that portion of the Transfer proceeds to which such Co-Sale Holder is entitled by reason of its participation in such Transfer. To the extent that the Transferee prohibits or otherwise refuses to purchase shares or other securities from any Co-Sale Holder exercising its co-sale right under this Section 6.4, the Selling Shareholder shall not Transfer to the Transferee any Offered Shares unless and until, simultaneously with such Transfer, the Selling Shareholder purchases such shares or other securities from such Co-Sale Holder. The Company shall, upon surrendering by the Transferee or the Selling Shareholder of the certificates representing the Equity Securities being Transferred by the Co-Sale Holders, make proper entries in the register of members of the Company and cancel the surrendered certificates and issue any new certificates in the name of the Transferee or the Selling Shareholder, as the case may be, as necessary to consummate the transactions in connection with the exercise by the Co-Sale Holders of their co-sale rights under this Section 6.4.

6.5 Right to Transfer.

The Selling Shareholder shall consummate the Transfer of any Offered Shares which remain after the Preferred Holders of their rights pursuant to Sections 6.3 or 6.4 to the Transferee, no later than one hundred and twenty (120) days (or such longer period as necessary to obtain any Regulatory Approvals required for such Transfer) following delivery to the Company and the Preferred Holders of the Transfer Notice. Such Transfer shall be bona fide, at a price per Offered Share not less than the price per Offered Share set forth in the Transfer Notice and otherwise on terms and conditions no less favorable to the Selling Shareholder than those set forth in the Transfer Notice. If such a Transfer does not occur within such one hundred and twenty-day (120- day) or longer period, as applicable, it shall again be subject to the respective rights of first refusal of the Company and Preferred Holders under Section 6.3 and the co-sale rights of the Preferred Holders under Section 6.4 and shall require compliance by the Selling Shareholder with the procedures described in Section 6.3 and Section 6.4 of this Agreement.

6.6 Permitted Transfers.

The rights of first refusal and the co-sale rights of the Preferred Holders provided in Section 6.3 and Section 6.4 of this Agreement shall not apply to (a) a Transfer of any Restricted Share by any Selling Shareholder to any Person (other than any Company’s Competitor) of an aggregate of up to 4,576,120 Ordinary Shares (as appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares after the date of this Agreement); (b) a Transfer of up to 6,477,612 Ordinary Shares of the Company (as appropriately adjusted to take into account any bonus share issue, share subdivision, share combination, share split, recapitalization, reclassification or similar event affecting the Shares after the date of this Agreement), by Founder to any director, officer or other employee, provided that such sale and transfer complies with all Applicable Law; (c) a Transfer of any Restricted Share to any employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the ESOP; (d) any Transfer of the Restricted Shares to a wholly-owned subsidiary of such person, the parents, children or spouse, or to trusts for the benefit of such persons, of the Selling Shareholders for bona fide estate planning purposes (e) a Transfer of any Restricted Share for the purposes of consummation of a Qualified IPO with prior written consent of the Preferred Majority (each Transfer referred to in the foregoing clauses (a) to (e), a “Permitted Transfer”, and each transferee under the foregoing clauses (a) to (e), a “Permitted Transferee”); provided that such transferor shall at all times remain subject to the terms and restrictions set forth in this Agreement and remain liable for any breach by such Permitted Transferee of any provisions of this Agreement and the other relevant Transaction Documents; provided further that such transferor shall deliver to the Company and each Preferred Holder adequate documentation for each Permitted Transfer, that each Permitted Transferee (other than the Company) shall agree in writing to be bound by this Agreement (and each other relevant Transaction Documents then in effect) in place of the same capacity as such transferor and in respect of the Restricted Shares to be Transferred and shall execute a Deed of Accession and become a party to, and to be bound by, this Agreement and that each Permitted Transferee shall not Transfer any Restricted Share Transferred to it by such transferor except to such transferor or another Permitted Transferee of such transferor.

6.7 Restriction on Direct and Indirect Transfers of Securities.

(a) Notwithstanding anything to the contrary contained herein, prior to the consummation of a Qualified IPO, none of the Ordinary Holders shall, directly or indirectly, Transfer any Equity Securities in the Company, unless such Transfer (i) complies with this Section 6 and applicable Laws, and (ii) is a Permitted Transfer as provided in Section 6.6 above or is approved by the Preferred Majority in writing in advance.

(b) Any Transfer of Equity Securities in the Founder Holding Company or other Person directly or indirectly holding Equity Securities in the Company, and any issuance of Equity Securities in any Ordinary Holder other than on a pro rata basis to shareholders of such Ordinary Holder shall be deemed to be a Transfer of the Equity Securities in the Company directly or indirectly held by such Ordinary Holder.

(c) Any attempt to Transfer any Restricted Share by any Ordinary Holder in violation of this Section 6, either directly or indirectly, shall be void and each of the Company and the Ordinary Holders hereby agrees it will not effect, register or permit the registration of such a Transfer nor will it treat any alleged transferee of such Transfer as the direct or indirect holder of such Restricted Share, without the prior written approval of the Preferred Majority.

(d) Notwithstanding anything to the contrary contained herein, without the prior written consent of the Preferred Majority:

(i) Except for such Transfers of equity interest in any Domestic Company as required by PRC Laws (including the SAFE Rules and Regulations) to reflect any direct or indirect Transfer of Restricted Shares in compliance with this Section 6, the Founder shall not Transfer, and shall ensure that no Person Transfers, directly or indirectly, any equity interest held or controlled by him or such other Person in any Domestic Company to any Person. Any Transfer in violation of this Section 6.7(d)(i) shall be void and each Domestic Company hereby agrees it will not effect, register or permit the registration of such a Transfer nor will it treat any alleged transferee of such Transfer as the direct or indirect holder of such equity interest without the prior written approval of the Preferred Majority; and

(ii) None of the Domestic Companies shall issue, and each of the Founder and the Founder Holding Company shall ensure that none of the Domestic Companies issues, to any Person any Equity Securities.

6.8 Sale by Preferred Holder.

(a) Notwithstanding anything to the contrary contained herein, any Preferred Holder may Transfer any Equity Securities to any Person other than a Company’s Competitor; provided that, (i) other than any Transfer to any Affiliate of the Preferred Holder that is not a Company’s Competitor, the Transfer shall be subject to Section 6.8(b), (ii) the Transfer shall comply with applicable Laws, and (iii) the transferee shall agree in writing to be bound by this Agreement (and each other relevant Transaction Documents then in effect) in place of the same capacity as such transferor and in respect of the Preferred Shares or the Conversion Shares to be Transferred and shall execute a Deed of Accession and become a party to, and to be bound by, this Agreement.

(b) Founder First Offer Right.

(i) If any Preferred Holder (the “Selling Preferred Holder”) proposes to Transfer any Equity Securities held by such Selling Preferred Holder, then the Selling Preferred Holder shall first give a written notice (the “Preferred Holder Transfer Notice”) to the Founder and the Founder Holding Company, which notice shall state the number and class of Equity Securities to be Transferred (the “Preferred Holder Offered Shares”).

(ii) The Founder and the Founder Holding Company shall have a right of first offer (the “Founder First Offer Right”), exercisable upon joint written notice (the “Offer Notice”) to the Selling Preferred Holder within twenty (20) Business Days (the “Offer Period”) after receipt of the Preferred Holder Transfer Notice, to elect to purchase all (but not less than all) of the Preferred Holder Offered Shares, which notice shall specify the material terms and conditions of the offer (the “Founder Offer”) for the Preferred Holder Offered Shares, including the purchase price (the “Offer Price”) and the allocation between the Founder and the Founder Holding Company, prior to the expiration of the Offer Period. The failure of the Founder and the Founder Holding Company to deliver the Offer Notice within the Offer Period shall be deemed a waiver of the Founder First Offer Right by the Founder and the Founder Holding Company.

(iii) In the event that (x) no Founder Offer for the purchase of all (but not less than all) of the Preferred Holder Offered Shares was duly made within the Offer Period, or (y) the Selling Preferred Holder has not accepted the Founder Offer in writing within thirty (30) days from receipt of the Founder Offer, the Selling Preferred Holder shall have a period of one hundred and twenty (120) days (or such longer period as necessary to obtain any Regulatory Approvals required for such Transfer) thereafter to sell the Preferred Holder Offered Shares to a third party transferee at a price per share higher than the price per share specified in the Offer Notice (if any) and on terms and conditions that, taken as a whole, are less favorable to a transferee than those specified in the Offer Notice (if any). If the Selling Preferred Holder does not consummate such Transfer within such one hundred and twenty-day (120-day) or longer period, as applicable, such Transfer shall again be subject to the Founder First Offer Right under this Section 6.8(b) and shall require compliance by the Selling Preferred Holder with the procedures described in this Section 6.8(b).

(iv) The closing of the purchase of Preferred Holder Offered Shares by the Founder and the Founder Holding Company shall be held at the time and place as the Selling Preferred Holder, the Founder and the Founder Holding Company jointly agree. At such closing, the Selling Preferred Holder shall deliver to the Founder certificates representing the Preferred Holder Offered Shares, accompanied by duly executed instruments of transfer and half of the requisite stamp duty or transfer taxes or fees payable on such Transfer, if any. The Founder and the Founder Holding Company shall procure at such closing payment in full of the Offer Price to the Selling Preferred Holder. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of such Preferred Holder Offered Shares to the Founder and the Founder Holding Company. Any stamp duty or transfer taxes or fees payable on the transfer of Preferred Holder Offered Shares shall be borne and paid equally by (x) the Selling Preferred Holder, and (y) the Founder and the Founder Holding Company.

6.9 Legend.

(a) Each certificate representing the Restricted Shares shall be endorsed with the following legend:

THE SALE, GIFTING, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION, MORTGAGE, ENCUMBRANCE, GRANTING OF A SECURITY INTEREST IN OR OTHERWISE DISPOSAL OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS’ AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(b) Each Party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 6.9(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 6.

6.10 Accession to this Agreement.

Each Party agrees that, if any Shareholder or Founder (as the case may be) Transfers any Equity Securities in the Company or the Founder Holding Company (as the case may be) to any third party transferee (including by way of issuance or Transfer of Equity Securities in a Person holding, directly or indirectly, Equity Securities in the Company), such Shareholder or Founder (as the case may be) shall cause such third party to execute a Deed of Accession and become a party to, and be bound by, this Agreement in the same capacity as such Shareholder or Founder (as the case may be).

7. DRAG-ALONG RIGHT.

7.1 Drag-Along Sale.

From the date of the fifth (5th) anniversary of all Closings, if a sale (a “Drag-Along Sale”) of the Group (wholly or partially) to any Person which is a bona fide third party and not an Affiliate to any Investor (the “Offeror”) where whether by a sale of equity, merger or consolidation, in excess of fifty percent (50%) of the Company’s voting power outstanding before such transaction will be transferred, or all or substantially all of the assets of the Group will be sold or disposed at a post-money valuation of the Company of no less than US$1,886,852,161 has been approved by (i) the Investors holding at least two-thirds (2/3) of then outstanding Preferred Shares, and (ii) only if in such Drag-Along Sale each of the Series C Preferred Shares receives less than 1.25 times the Applicable Issue Price (as defined in the Amended M&AA) of the Series C Preferred Shares, the Requisite Series C Holders (collectively, the “Drag Holders”), then at the request of the Drag Holders, the Company shall promptly notify in writing (the “Drag-Along Sale Notice”) each other Shareholder of the material terms and conditions of such proposed Drag-Along Sale, and each such Shareholder shall, in accordance with instructions received from the Company at the direction of the Drag Holders:

(a) vote all of its Shares (i) in favor of such Drag-Along Sale to the Offeror, (ii) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(b) not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag-Along Sale;

(c) take all necessary actions in connection with the consummation of such Drag-Along Sale to the Offeror as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements (such as amendment to the Memorandum and Articles and the then existing charter documents of the Group Companies involved in the proposed Drag-Along Sale) prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Equity Securities of the Company, of all certificates representing such Equity Securities held or Controlled by such holder of such Equity Securities, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(d) not to deposit, except as provided in the Amended M&AA or this Agreement, any voting securities owned by such Shareholder in a voting trust or subject any such voting securities to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquiring party in connection with a Drag-Along Sale.

7.2 Further Undertakings.

(a) Drag-Along Sale Involving Sale of Equity Securities. In the event that the Drag-Along involves a sale of all or a portion of the Equity Securities of the Company held by any Shareholder:

(i) such shareholder agrees to sell such number of Equity Securities of the Company held by such Shareholder as determined by the Drag Holders on the terms and conditions approved by the Drag Holders;

(ii) such Shareholder agrees to make representations and warranties in connection with any proposed Drag Along Sale regarding (i) ownership and authorization to sell the shares or ownership interest in the Group Companies to be sold by itself and (ii) no existence of any material violation as a result of such sale under any material agreement to which such Shareholder is a party, and which would materially affect such Drag Along Sale; and

(iii) such Shareholder agrees to obtain any consents or approvals in order to facilitate the Transfer of its shares or ownership interest in the Group Companies pursuant to this Section 7 and to pay its pro rata share of expenses incurred in connection with the transaction contemplated pursuant to this Section 7.

(b) Authorization to the Company. In furtherance of the foregoing, each Shareholder irrevocably appoints the Company to take, and the Company is hereby expressly authorized by each Shareholder to take on such Shareholder’s behalf (without receipt of any further consent by such Shareholder), any or all of the following actions:

(i) vote all of the voting shares or ownership interest in the Group Companies beneficially owned by such Shareholder in favor of any such proposed Drag Along Sale;

(ii) otherwise consent on such Shareholder’s behalf to such proposed Drag Along Sale;

(iii) sell all of such Shareholder’s shares or ownership interest in the Group Companies in such proposed Drag Along Sale, in accordance with the terms and conditions of this Section 7; and

(iv) act as such Shareholder’s attorney-in-fact in relation to any such proposed Drag Along Sale and have the full authority to sign and deliver, on behalf such Shareholder, share transfer certificates, share sale or exchange agreements and certificates of indemnity relating to any Shares in the event that such Shareholder has lost or misplaced the relevant share certificate.

(c) Conditions. Notwithstanding anything to the contrary set forth herein, a Shareholder will not be required to comply with Section7.1 or Section 7.2 above in connection with any proposed Drag-Along Sale:

(i) Any representations and warranties to be made by such Shareholder in connection with the Drag-Along Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Equity Securities, including, but not limited to, representations and warranties that (i) the Shareholder holds all right, title and interest in and to the Equity Securities such Shareholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Shareholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Shareholder have been duly executed by the Shareholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Shareholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Shareholder in connection with the transaction, nor the performance of the Shareholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Shareholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Shareholder;

(ii) such Shareholder is not required to agree (unless such Shareholder is a Company officer or employee) to any restrictive covenant in connection with the Drag-Along Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Drag-Along Sale) or any release of claims other than a release in customary form of claims arising solely in such Shareholder’s capacity as a shareholder of the Company;

(iii) such Shareholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Shareholder may be required to agree to terminate the investment-related documents between or among such Shareholder, the Company and/or other shareholders of the Company;

(iv) liability shall be limited to such Shareholder’s applicable share (determined based on the respective proceeds payable to each Shareholder in connection with such Drag-Along Sale in accordance with the provisions Section 5 of the Amended M&AA) of a negotiated aggregate indemnification amount that applies equally to all Shareholders but that in no event exceeds the amount of consideration otherwise payable to such Shareholder in connection with such Drag-Along Sale, except with respect to claims related to fraud by such Shareholder, the liability for which need not be limited as to such Shareholder; and

(v) upon the consummation of the Drag-Along Sale (i) each holder of each class or series of the share capital of the Company will receive the same form of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of shares, and if any holders of any share capital of the Company are given a choice as to the form of consideration to be received as a result of the Drag-Along Sale, all holders of such share capital will be given the same option, (ii) each holder of a series of Preferred Shares will receive the same amount of consideration per share of such series of Preferred Shares as is received by other holders in respect of their shares of such same series, (iii) each holder of Ordinary Shares will receive the same amount of consideration per share of Ordinary Shares as is received by other holders in respect of their Ordinary Shares, and (iv) unless waived pursuant to the terms of this Agreement and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Shares and Ordinary Shares shall be allocated among the holders of Preferred Shares and Ordinary Shares on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Shares and the holders of Ordinary Shares are entitled in a Deemed Liquidation Event (assuming for this purpose that the Drag-Along Sale is a Deemed Liquidation Event) in accordance with the Amended M&AA; provided, however, that, notwithstanding the foregoing provisions of this Section 7.3(c), if the consideration to be paid in exchange for the Equity Securities held by any Founder or Investor, as applicable, pursuant to this Section 7.3(c) includes any securities and due receipt thereof by any Founder or Investor would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Founder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, the Company may cause to be paid to any such Founder or Investor in lieu thereof, against surrender of the Equity Securities held by the Founder or Investor, as applicable, which would have otherwise been sold by such Founder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Board, including two (2) Investor Directors) of the securities which such Founder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Founder or Investor, as applicable.

8. PROTECTIVE PROVISIONS, VOTING AND BOARD.

8.1 Preferred Majority Matters.

Notwithstanding anything to the contrary in this Agreement or the Amended M&AA and in addition to such other limitations as may be provided in this Agreement, the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consent of the Preferred Majority other than for the consummation of any transactions contemplated by Section 11.3 and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) Any amendment or change that would adversely impact the rights, preferences, privileges or powers attached to, or the restrictions provided for the benefit of the holders of the Preferred Shares;

(b) Any authorization, creation or issuance by any Group Company of any class or series of securities, or any instruments that are convertible into or exercisable or exchangeable for securities, or any increase or decrease in the share capital, issued share(s) or the registered capital of any Group Company, excluding (i) any issuance of Ordinary Shares upon conversion of any Preferred Share, (ii) any issuance of Equity Securities of the Company to any employee, officer, director, contractor, advisor or consultant of any Group Company pursuant to the ESOP or any other employee incentive plan consented to or approved in compliance with this Section 8.1 and the Amended M&AA; and (iii) any change on share capital, issued share(s) or registered capital of any Group Company in accordance with the Restructuring Plan;

(c) Any reclassification by the Company of any outstanding securities into securities having rights, preferences, privileges or powers (as to redemption, liquidation, voting, conversion or otherwise) senior to or on parity with those rights, preferences, privileges or powers of the Preferred Shares;

(d) The adoption of or any amendment (for the avoidance of doubt, excluding the amendments with respect to Gracell Shanghai’s subscription of additional registered capital of Gracell Suzhou) to the Amended M&AA and other Charter Documents of any Group Company (other than administrative or immaterial amendments to the Charter Documents of any Group Company other than the Company);

(e) Any repurchase or redemption of any securities in any Group Company, other than (i) the redemption of any Shares as provided in the section 6 (Redemption Right) of exhibit A to the Amended M&AA, and (ii) the repurchase of any Equity Securities by the Company from any employee, officer, director, contractor, advisor or consultant of any Group Company upon termination of their employment or services or pursuant to the ESOP or any other employee incentive plan consented to or approved in compliance with this Section 8.1 and the Amended M&AA at the lesser of the original purchase price or the then current fair market value thereof;

(f) Any merger, consolidation, share acquisition or other corporate reorganization, or any transaction or series of transactions in which in excess of 50% of the voting rights in any Group Company is transferred;

(g) Any public offering or listing of securities, including determination of the timing, price, structure, listing vehicle and listing venue of such offering or listing;

(h) Any liquidation, dissolution, winding up of any Group Company, or any filing by or against any Group Company for the appointment of a receiver, administrator or other form of external manager;

(i) The declaration and/or payment of any dividends or other distributions (whether in cash or in kind) on any securities in any Group Company, or the determination, amendment or modification of any dividend policy of any Group Company;

(j) The adoption, amendment, termination or administration of the ESOP or any other employee incentive plan, or any increase of the total number of Equity Securities reserved for issuance under such plan;

(k) Any termination, modification or waiver of, or any amendment to, any of the Control Documents;

(l) Any action that results in the increase or decrease of the authorized size, or changes the composition, of the board of directors or similar body of any Group Company, as set out in Section 2.2;

(m) Any Transfer of any Equity Securities in any Group Company (excluding the

Company);

(n) Any transaction involving any Group Company, on the one hand, and any Related Party of any Group Company, on the other hand, with an aggregate value in excess of US$1,000,000 or which is not on arm’s-length terms; and

(o) Approvals for, or agreements or covenants to commit to, any of the above.

8.2 Requisite Series C Holders Matters.

Notwithstanding anything to the contrary in this Agreement or the Amended M&AA and in addition to such other limitations as may be provided in this Agreement, the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consent of the Requisite Series C Holders other than for the consummation of any transactions contemplated by Section 11.3 and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) Any action that adversely alter or change the rights, preferences and privileges of the Series C Preferred Shares other than layering in a senior or pari passu security in connection with a financing at a price per share no less than the Series C Issue Price (a “Qualified Financing”);

(b) Any increase or decrease in the authorized number of Series C Preferred Shares;

(c) Effecting an IPO which is not a Qualified IPO;

(d) Waiver of anti-dilution protection with respect to the Series C Preferred Shares including waiver of g any rights with respect to the Series C Preferred Shares set Section 7.5(d) of Exhibit A of the Amended M&AA;

(e) Waiver of the treatment of a transaction as a Deemed Liquidation Event of the Company or a transaction that requires the proceeds from such transaction to be distributed pursuant to the liquidation preferences set forth in the Amended M&AA and any waiver or amendment to Section 5.2 of Exhibit A of the M&AA.;

(f) Amendment, alteration or reclassification of any existing security of the Company that has rights (economic or otherwise) that are junior or pari passu with the Series C Preferred Shares if such amendment, alteration or reclassification would render such other security pari passu or senior, as applicable, to the Series C Preferred Shares with respect to such rights other than layering in a senior or pari passu security in connection with a Qualified Financing; and

(g) Purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares capital of the Company other than (i) redemptions of or dividends or distributions on the Preferred Shares as expressly authorized in the Amended M&AA, (ii) dividends or other distributions payable on the Ordinary Shares solely in the form of additional Ordinary Shares, and (iii) repurchases of shares from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof.

8.3 Other Preferred Shareholder Matters.

Notwithstanding anything to the contrary in this Agreement or the Amended M&AA and in addition to such other limitations as may be provided in this Agreement, the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take any of the following actions (or otherwise have any act or omission that may have the effect of any such actions): (a) any action that adversely alters or changes the rights, preferences and privileges of (i) the Series A Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares, (ii) the Series B-1 Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series B-1 Preferred Shares, or (iii) the Series B-2 Preferred Shares other than layering in a senior or pari passu security in connection with a Qualified Financing, without the prior written consent of the holders of a majority of the then outstanding Series B-2 Preferred Shares, or (b) any Liquidation Event or Deemed Liquidation Event if in such Liquidation Event or Deemed Liquidation Event, (i) each of the Series A Preferred Shares receives less than 1.55 times of US$1.0619 without the prior written consent of the holders of a majority of the then outstanding Series A Preferred Shares, (ii) each of the Series B-1 Preferred Shares receives less than 1.55 times of Series B-1 Issue Price without the prior written consent of the holders of a majority of the then outstanding Series B-1 Preferred Shares, or (iii) each of the Series B-2 Preferred Shares receives less than 1.55 times of Series B-2 Issue Price without the prior written consent of the holders of a majority of the then outstanding Series B-2 Preferred Shares, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

8.4 Investor Director Matters.

Notwithstanding anything to the contrary in this Agreement or the Amended M&AA and in addition to such other limitations as may be provided in this Agreement, the Amended M&AA and any applicable Law, none of the Group Companies shall take, and the Company, the Founder and the Founder Holding Company shall ensure that no Group Company or director, committee, committee member, officer, employee, agent or representative of any Group Company may take, any of the following actions (or otherwise have any act or omission that may have the effect of any such actions) with respect to a Group Company without the prior written consents of at least three (3) Investor Directors other than for the consummation of any transactions contemplated by Section 11.3, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a) Except indebtedness incurred pursuant to sales and purchase in the ordinary course of business or to the extent as approved in the annual budget, any making or applying for any loan borrowing to or from any Person (other than another Group Company), any extension of any guarantee or security to any Person or any activity that may create any Lien on any assets, in each case involving an aggregate amount in excess of US$3,000,000 during any consecutive 12-month period or in excess of US$1,000,000 in a single transaction;

(b) (i) Except in the ordinary course of business or to the extent as approved in the annual budget and subject to subsection (ii) below, any purchase, sale, transfer, disposal, pledge, mortgage, lease, license or otherwise create any Lien on any asset (including any Information Technology or Intellectual Property owned by any Group Company) or business of any Group Company involving a value of US$1,000,000 or more, or which involves any lower value but would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) notwithstanding anything to the contrary in subsection (i) above, any sale, transfer, disposal, pledge, mortgage, lease, exclusive license or otherwise create any Lien on any patent owned by any Group Company, in each case, other than any such transactions between the Group Companies which are wholly-owned or 100% Controlled by the Company.

(c) Subject to Section 8.1, determination of the total number of Equity Securities reserved for issuance under any employment incentive plan other than the ESOP;

(d) Any appointment or change of auditors and any adoption or material change of any treasury policy, accounting policy or fiscal policy, or any change to the fiscal year, of any Group Company;

(e) The adoption or material change of, or material deviation from, any business plan or annual budget of any Group Company, provided that for the purposes of this Section 8.4(e) a change or deviation by twenty-five percent (25%) or more shall be considered “material”;

(f) Any material change of the scope of the Principal Business, or expand into any new business area or conduct any transaction outside of the Principal Business, or any change of, or the adoption of any business that exceeds, the Principal Business;

(g) Appointment, replacement or removal of the general manager, deputy general manager, and the chief financial officer of any Group Company;

(h) The entry into of any licensing or sublicensing Contract of any Intellectual Property (whether as licensor or licensee), product cooperation, product research and development or product commercialization Contract involving all or substantial all Intellectual Properties of the or involving a value of US$1,000,000 or more;

(i) The establishment of any joint venture, partnership or non-wholly owned branch or Subsidiary;

(j) The initiation, participation, or settlement of any material legal matters, including any lawsuit or arbitration;

(k) Determination of the compensation (including without limitation cash and stock option compensation) of the general manager, deputy general manager, and the chief financial officer of any Group Company; and

(l) Approvals for, or agreements or covenants to commit to, any action in Section 8.4(a) and Section 8.4(k) above.

8.5 Board Matters.

Except as otherwise provided in this Agreement (including Sections 8.1, 8.2, 8.4 and 8.4 above) or the Amended M&AA, at any Board meeting a resolution put to the vote of directors of the Board shall be decided by more than 50% of votes from the directors who present at a duly convened meeting of the Board at which a quorum is present. Each director has one vote. Any action that may be taken by the directors of the Board at a meeting may be taken by a written resolution signed by all of the directors. The expressions “written” and “signed” include writings or signatures transmitted by email.

8.6 Series of Transactions.

Unless otherwise specified hereunder, a series of related transactions shall be construed as a single transaction, and any amounts involved in the related transactions shall be aggregated, to determine whether an action is any of the actions set out in Sections 8.1, 8.2, 8.3 and 8.4.

9. CONFIDENTIALITY AND NON-DISCLOSURE.

9.1 Disclosure of Terms.

The terms and conditions of this Agreement and the other Transaction Documents, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby and thereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, the documents, materials, and other information obtained by the holders of the Preferred Shares upon exercising the Information Rights, Investor Access Rights and Investor Audit Rights (collectively, the “Financing Terms”), including their existence and all information of a confidential nature furnished by any Party hereto and by representatives of such Party to any other Party hereto or any of the representatives of such Party shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

9.2 Press Releases.

Except as required by law, by any Governmental Authority (including any relevant stock exchange on which the shares in a Party or any of its parent companies is listed) or otherwise agreed by the Founder and the Preferred Majority in writing, no announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Founder and the Preferred Majority. The final form of any press release issued by the Company shall be approved in advance in writing by the Founder and the Preferred Majority.

9.3 Permitted Disclosures.

Notwithstanding Section 9.1, any Party may disclose (a) the Confidential Information to its current or bona fide prospective investors, Affiliates and their respective investors, shareholders, partners, partners of partners, fund managers, employees, bankers, lenders, accountants, legal counsels, business partners or representatives, advisors or any prospective limited partner of an investment entity formed (or to be formed) after the date hereof that is an advisory or subadvisory client of the investment adviser to such Investor, who need to know such information, in each case only where such Persons are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations substantially similar to those set forth in this Section 9, (b) such Confidential Information as is required to be disclosed pursuant to routine examination requests from Governmental Authorities with authority to regulate such Party’s operations, in each case as such Party reasonably deems appropriate, and (c) the Confidential Information to any Person to which disclosure is approved in writing by the other Parties hereto. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 9.4 below.

9.4 Legally Compelled Disclosure.

Except as set forth in Section 9.3 above, in the event that any Party is requested or becomes legally compelled (including pursuant to any applicable Tax, securities or other Laws of any jurisdiction) to disclose any Confidential Information, such Party (the “Disclosing Party”) shall provide the other Parties hereto with prompt written notice of that fact and shall consult with the other Parties hereto regarding such disclosure. At the request of the other Parties, the Disclosing Party shall, to the extent reasonably and legally possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy for such Confidential Information. In any event, the Disclosing Party shall furnish only that portion of Confidential Information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to such Confidential Information.

9.5 Other Exceptions.

Notwithstanding any other provision of this Section 9, the confidentiality obligations of a Party under this Agreement shall not apply to (a) information which such Party learns from a third party having the right to make the disclosure, provided such Party complies with any restrictions imposed by the third party, (b) information which is rightfully in such Party’s possession prior to the time of disclosure by the relevant other Party and not acquired by such Party under a confidentiality obligation and (c) information which enters the public domain through no breach of confidentiality by such Party.

9.6 Other Information.

The provisions of this Section 9 shall be in addition to, and not in substitution for, the provisions of any separate non-disclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

9.7 Term.

The obligations under this Section 9 (other than Section 9.2), save for any of such obligations in respect of any trade secrets, clinical data, protocol, formula, quotation, supplier, client information or any other information related to the clinical research, clinical trial, manufacture, sale, finance and operation of the Group Companies disclosed furnished by or on behalf of any Group Company to any Investor that are considered Confidential Information, shall expire on the third anniversary upon termination of this Agreement with respect to such Investor without prejudice to the accrued rights and liabilities of the Parties at that time. The obligations under this Section 9 (other than Section 9.2) in respect of any clinical data, protocol, formula, quotation, supplier, client information or any other information related to the clinical research, clinical trial, manufacture, sale, finance and operation of the Group Companies disclosed furnished by or on behalf of any Group Company to any Investor, shall expire on the sixth anniversary upon termination of this Agreement with respect to such Investor without prejudice to the accrued rights and liabilities of the Parties at that time.

10. ASSIGNMENT, AMENDMENT AND WAIVER.

10.1 Assignment.

Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Shareholder hereunder (including registration rights) are assignable (together with the related obligations) in connection with the transfer of Equity Securities of the Company held by such Shareholder without the need for consent of any Party but only to the extent of such transfer in accordance with the provisions of this Agreement. Subject to the other provisions in Section 13.7, this Agreement and the rights and obligations of each Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties, except as expressly provided herein.

10.2 Amendment and Waiver.

(a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the Company, the Founder, the Founder Holding Company and the Preferred Majority; provided, however, that (i) this Agreement may not be amended, modified or terminated, and no provision hereof may be waived, in each case, in any way which would materially adversely affect the rights of a specific Investor hereunder in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of all other Investors hereunder, without also the written consent of such Investor, and (ii) any provision that specifically and expressly gives a right to a named Party shall not be amended or waived without the prior written consent of such named Party. Notwithstanding the foregoing, the Right of Participation of any Investor as provided in Section 5 shall not be waived without prior written consent of such Investor, unless the Right of Participation of all Investors are being waived with respect to a particular issuance of New Securities; provided, however, that in the event that a Series C Lead Investor’s Right of Participation is waived with respect to a specific issuance of New Securities without such Series C Lead Investor’s consent, but any other Investor (or any Affiliate thereof) is offered the Right of Participation in such particular transactions, then such Series C Lead Investor shall also be offered the Right of Participation in such particular transactions to the same extent and on the same terms and conditions as the other participating Investors. Notwithstanding anything herein to the contrary, (i) any rights of the Series C Preferred Shares may not be amended, modified, terminated or waived without the written consent of the Requisite Series C Holders, (ii) any rights of the Series B-2 Preferred Shares may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the then outstanding Series B-2 Preferred Shares, (iii) any rights of the Series B-1 Preferred Shares may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the then outstanding Series B-1 Preferred Shares, and (iv) any rights of the Series A Preferred Shares may not be amended, modified, terminated or waived without the written consent of the holders of a majority of the then outstanding Series A Preferred Shares, unless in each case, such amendment, modification, termination or waiver applies to all Investors in the same fashion and is made in connection with a Qualified Financing.

(b) No waiver of any provision of this Agreement by a Party, and no consent or approval of a Party, shall be effective unless set forth in a written instrument signed by (i) with respect to any Group Company, the Company or (ii) with respect to the Founder, Founder Holding Company or any Investor, Founder, the Founder Holding Company or the Investor (as the case may be). No failure or delay by a Party in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

(c) Any amendment, waiver, consent or approval effected in accordance with this Section 10.2 shall be binding upon the Parties and their respective Permitted Transferees. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the Investors. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver.

11. OTHER UNDERTAKINGS OF THE PARTIES.

11.1 Full Time Commitment.

The Founder undertakes and covenants that, as long as he remains an employee of any of the Group Companies or directly or indirectly holds any Equity Securities in any Group Company, he shall commit all of his efforts to furthering the Principal Business or other businesses of the Group Companies duly approved by the Board and shall not, without the prior written consent of the Preferred Majority, either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested, directly or indirectly (whether as shareholder, director, employee, partner, lender, agent or otherwise), in any business other than the Principal Business or such other businesses of the Group Companies duly approved by the Board.

11.2 Non-Competition and Non-Solicitation.

(a) The Founder hereby covenants and undertakes that, unless upon the prior written consent of the Preferred Majority, that commencing from the date of this Agreement until one (1) year after the later of (i) the date of on which the Founder ceases to hold, directly or indirectly, any Equity Securities in any Group Company; and (ii) the date on which the Founder ceases to be engaged by or holds any position as an officer or director or employee of any Group Company (the “Non-Competition Period”), he shall not, directly or indirectly, own, manage, be engaged in, operate, Control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or Control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that includes the business of any Group Company or any part thereof or that otherwise competes directly or indirectly with any Group Company, except that the Founder may have a passive investment of less than five percent (5%) of the stock of any publicly traded company that engages in the foregoing as a financial investor.

(b) During the Non-Competition Period, in the event any Person directly or indirectly established or managed by any Founder engages or proposes to engage in any business that includes the business of any Group Company or any part thereof or that otherwise competes directly or indirectly with any Group Company, such Founder shall disclose any and all information regarding such Person to the Investors upon request and shall cause the lawful portion of such Person’s business to be transferred immediately to the Company or any Subsidiary designated by the Company.

(c) The Founder further covenants and undertakes that, during the Non-Competition Period, he shall not (i) cause, solicit, induce or encourage any employee of any Group Company to leave the employment or hire of such Group Company, (ii) employ or otherwise engage any such individual nor (iii) cause, induce or encourage any material actual or prospective client, customer, supplier, licensee or licensor of any Group Company, or any other Person who has a material business relationship with any Group Company, to terminate or modify to the detriment of the Group Companies any such relationship.

(d) Each and every obligation under this Section 11.2 shall be treated as a separate obligation and shall be severally enforceable as such. In the event of any obligation being or becoming unenforceable in whole or in part, such part which is unenforceable shall be deleted from such clause and any such deletion shall not affect the enforceability of the remainder parts of such clause.

(e) The Parties agree that having regard to all the circumstances, the restrictive covenants contained in this Section 11.2 are reasonable and necessary for the protection of the Group Companies and the Investors, and further agree that having regard to those circumstances those covenants are not excessive or unduly onerous upon the Founder.

11.3 VIE Matters.

(a) Control Documents. The Founder, the Founder Holding Company, the Group Companies, the Series A Investors, and the Series B-1 Investors shall ensure that each party to the Control Documents perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Without prejudice to Section 8.1, any termination, modification or waiver of any Control Document shall require the approval of the Board (including the affirmative votes or written approval of all Investor Directors).

(b) Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Board such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared in conformance with IFRS or PRC GAAP or, subject to compliance with Section 8.1, any other standard approved by the Board (including the affirmative votes or written approval of at least two (2) Investor Directors).

(c) VIE Restructuring. In the event of any change in the regulatory environment of the PRC or Laws that will cause, or if any Governmental Authority determines, the arrangements under the Control Documents to be invalid, illegal or unenforceable or if any such change or any determination made by a Governmental Authority would or would reasonably be expected to have a Material Adverse Effect, (i) the Group Companies shall propose, execute or implement any restructuring in connection with such change in regulatory environment or Laws or determination made by a Governmental Authority (including the termination, amendment or waiver of any provision of any Control Document, and any change in the ownership or business of any of the Company and the other Group Companies) (the “VIE Restructuring”), (ii) the Parties agree that each Investor will have a right to participate with substantially the same rights that they had immediately prior to the VIE Restructuring in the restructured entity(ies) that own(s), directly or indirectly, the business that was conducted by the Domestic Companies immediately prior to the VIE Restructuring, based on their respective pro rata ownership interest in the Company (on an as converted basis) immediately prior to the VIE Restructuring whether by contract or otherwise, and (iii) each of the Group Companies and the Shareholders shall act in good faith and use their respective reasonable efforts to take such actions as they may lawfully do to implement the VIE Restructuring. In the event that any then-existing Shareholders (or their designees), solely due to their status as a Shareholder, are granted any equity or other economic interest (“Grant”) in a business that would engage in a business substantially the same as that then conducted by the Domestic Companies (the “NewCo”), each of the Group Companies and any such Shareholders shall use their respective reasonable efforts to procure that each Investor will be granted substantially the same equity or economic interest in such NewCo on substantially the same terms as those granted to any such Shareholders (or their designees) based on their respective pro rata ownership interest in the Company (on an as converted basis) immediately prior to the Grant except to the extent of any variation consistent with the rights such Shareholders may have in the Company. Each of the Group Companies and (to the extent that it has knowledge or awareness thereof) the Shareholders agrees to provide to each other with reasonable notice before any such VIE Restructuring or Grant.

(d) Shareholding Structure of Record VIE Shareholders.

(i) To the extent any Party or any Affiliate of such Party is a record shareholder of Gracell Shanghai (each such Party’s corresponding “Record VIE Shareholder”), such Party shall ensure that the direct and indirect shareholding structure of its corresponding Record VIE Shareholder (as applicable) shall not adversely affect the operations of any Domestic Company or the IPO of the Group.

(ii) Without prejudice to the generality of Section 11.3(d)(i), in the event the operations of any Domestic Company are deemed not to be fully compliant with applicable Laws due to the shareholding structure of any Record VIE Shareholder by any Governmental Authority (including any restrictions on the expansion of any business or application of any license or permit by any Domestic Company), or if such shareholding structure is deemed by sponsors or underwriters of any proposed IPO of the Group to adversely affect the IPO of the Group, then any Investor Director (other than the Investor Director appointed by such Party) shall be entitled to and shall have full power and authority to, at his/her sole discretion, (x) direct the Gracell Shanghai to replace such Party’s corresponding Record VIE Shareholder as a record shareholder of Gracell

Shanghai in accordance with the applicable Control Documents with the Founder, or (y) effect the transfer of any business of the Domestic Companies to another Group Company indirectly Controlled by the Company via variable interest entity arrangements whose financial results are fully consolidated into the consolidated financial statements for the Company.

(iii) If any Investor Director elects to effect any transaction under Section 11.3(d)(ii):

(1) if such transaction requires any Shareholders’ approval, with respect to all Shares that a Shareholder owns or over which such Shareholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such transaction and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the consummation of such transaction;

(2) each Shareholder shall take and shall procure any director it nominates or appoints to the Board and any board of directors (or similar body) of any other Group Company to take, and the Company shall procure each other Group Company to take, all necessary actions in connection with the consummation of such transaction, including but not limited to the execution and delivery of any transfer or other agreements and any resolutions in connection with such transaction; and

(3) if such transaction is the transaction contemplated by Section 11.3(d)(ii)(x), without prejudice to other provisions of this Section 11.3(d)(iii), the corresponding Record VIE Shareholder shall and the relevant Party shall procure its corresponding Record VIE Shareholder to promptly transfer to the Founder, and the Founder shall promptly acquire all of the equity interests held by the corresponding Record VIE Shareholder in Gracell Shanghai, in accordance with the applicable Control Documents.

11.4 Compliance with Laws; Ethical Business Practices.

The Founder, the Founder Holding Company and the Group Companies shall comply in all material respects with all applicable Laws, including Circular 37 and other applicable SAFE Rules and Regulations, Environmental and Health and Safety Laws (as defined in the Series C Share Subscription Agreement), and applicable PRC rules and regulations promulgated by the NMPA. Without limiting the generality of the foregoing, the Founder, the Founder Holding Company and the Group Companies shall jointly and severally (i) ensure that no Group Company, and no director or employee of a Group Company, and (ii) use their best efforts to procure that no agent or other representative of a Group Company, in each case takes any action in violation of any Anti-Corruption Laws or undertakes or causes to be undertaken any Anti-Corruption Prohibited Activity. The Group Companies shall use their best efforts to cause each of the holders of Equity Securities of the Company who is a Domestic Resident or who has one or more Domestic Residents (including the Founder) as its beneficial owners to fully comply on a continuing basis with all registration and reporting requirements of the Governmental Authorities of the PRC with respect to its holding of Equity Securities in the Company, including the registration obligations under the SAFE Rules and Regulations. None of the Group Companies shall carry out any foreign exchange activities unless it has complied with all applicable SAFE Rules and Regulations. The Group Companies shall use their best efforts to cause each of the holders of Equity Securities of the Company who is a Chinese company to fully comply with all approval and registration requirements under the PRC overseas direct investment (ODI) laws and regulations.

11.5 Anti-Corruption Policies and Procedures.

The Founder, the Founder Holding Company and the Group Companies shall jointly and severally ensure that each Group Company maintains such policies and procedures (including an appropriate system of internal controls) in relation to corruption and business ethics as may be required under Anti-Corruption Laws applicable to such Group Company and generally accepted standards of business conduct and ethics, including, where applicable, in relation to (a) bribery, gifts and entertainment, (b) political contributions and (c) monitoring, risk assessment and internal audit procedures. The Group Companies shall, and shall ensure that none of the Group Companies and their respective directors, officers, managers, employees, and shall use reasonable best efforts to ensure that none of the independent contractors, representatives or agents of the Group Companies and their respective Affiliates shall, directly or indirectly, violate any Anti-Corruption Laws.

11.6 Prohibited Persons.

The Founder, the Founder Holding Company and the Group Companies shall jointly and severally ensure that (a) the proceeds of the Investors’ investment will not directly or indirectly be loaned, used, contributed or otherwise made available to any subsidiary, joint venture partner or other Person for any purposes relating to any sales or operations in any country or territory that is the subject of any U.S. Economic Sanctions or sanction imposed by any applicable jurisdiction or to financing the activities of any Sanctioned Person, (b) the use of such proceeds will be in compliance with and will not result in the breach by any Person of the U.S. Economic Sanctions or any embargos or sanctions regulations imposed by the United Nations or any applicable jurisdiction and (c) the Company will not engage, directly or indirectly, in any other activity that would result in such breach of U.S. Economic Sanctions or sanction imposed by any applicable jurisdiction by any Investor.

11.7 Additional Covenants to Investors.

(a) The Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of the Investors or any of their respective Affiliates, partners, members, equity holders, directors, stockholders, employees, agents or other related Persons (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and exclusively in such Covered Person’s capacity as a director or shareholder of the Company.

(b) The Company acknowledges that each of the Investors and their respective Affiliates, partners, members, equity holders, directors, stockholders, employees, agents or other related Persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors hereby acknowledge and agree that a Covered Person shall:

(i) have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any Person that is engaged in the Company Industry Segment or is otherwise competitive with the Company; and

(ii) in connection with making investment decisions, to the fullest extent permitted by Law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including market trend and market data, which comes into such Covered Person’s possession, whether as a director or investor in the Company or otherwise.

11.8 Obligations to Comply with this Agreement and the Amended M&AA.

(a) The Founder, the Founder Holding Company and each Investor shall comply with the provisions of this Agreement in relation to its investment in the Group and in transacting business with any Group Company, and shall exercise its rights and powers in accordance with this Agreement and the Amended M&AA.

(b) The Company and each other Group Company that is a Party shall procure that each Group Company acts in a manner consistent with the terms of this Agreement and the Amended M&AA.

(c) The Founder and the Founder Holding Company shall procure the due performance by the Company of its obligations under this Agreement and the Amended M&AA. Except as expressly provided otherwise, the Founder and the Founder Holding Company shall be jointly and severally liable for their respective obligations hereunder.

11.9 Series C Liquidation Preference Provisions.

In the event that the Company issues a new series of preferred shares (the “New Preferred Shares”) after all Closings that is entitled to liquidation preference per share in an amount of more than 100% of the original issue price of the New Preferred Shares and/or that is entitled to participation rights that are more favorable than those of the Series C Preferred Shares (including a participation right), then concurrently with the issuance of such new series of preferred shares, the applicable liquidation preference terms of the Series C Preferred Shares shall be adjusted, such that the holders of Series C Preferred Shares shall be entitled to the liquidation preference and participation terms substantially identical to those of such new series of preferred shares (but with reference to the Series C Issue Price). For example, if the Company subsequently issues series D preferred shares with a liquidation preference equal to 115% of the Series D issue price, then the liquidation preference provisions of the Series C Preferred Shares would be adjusted to equal 115% of the Series C Issue Price rather than 100%.

11.10 PRC Taxes.

In connection with a transfer of any Equity Securities of the Company, each holder of the Equity Securities transferring Equity Securities as transferor hereby undertakes in favor of the Company and every other holder of Equity Securities to, in all material respects, comply with all applicable PRC Tax laws relating to the direct or indirect transfer of equity interests in PRC resident enterprises and timely make all such filings and pay all such Taxes (as defined in the Series C Share Subscription Agreement) or other payments as may be required thereunder.

12. TERMINATION.

12.1 Termination.

This Agreement shall terminate on (a) the date upon which the Investors cease to hold any Equity Securities in the Company, (b) with respect to a Shareholder, the date on which such Shareholder ceases to hold any Equity Securities in the Company following a Transfer in compliance with the provisions of this Agreement, and (c) any date agreed upon in writing by the Company, the Founder, the Founder Holding Company and the Preferred Majority.

12.2 Consequences of Termination.

If this Agreement is terminated pursuant to Section 12.1, it shall become void and of no further force and effect solely in respect of such relevant party, except for the provisions of this Section 12.2 and Sections 1, 3.9, 9, 10.2 and 13 (other than Sections 13.2 and 13.11); PROVIDED HOWEVER, that such termination shall be without prejudice to the rights of any Party in respect of a breach of this Agreement prior to such termination.

13. GENERAL PROVISIONS.

13.1 Notices.

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the relevant Party, upon delivery; (b) when sent by facsimile at the number set forth in Schedule of Notice hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the relevant Party as set forth in Schedule of Notice; or (d) three (3) Business Days after deposit with an international overnight delivery service, postage prepaid, addressed to the relevant Party as set forth in Schedule of Notice with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed for each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given in Schedule of Notice, or designate additional addresses, for purposes of this Section 13.1 by giving the other Parties written notice of the new address in the manner set forth above.

13.2 Further Assurances.

Each Party shall from time to time and at all times hereafter make, do, execute or cause to be made, done and executed such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to give full effect to the terms of this Agreement or to vest in any other Party such other Party’s full rights and entitlements hereunder.

13.3 Entire Agreement.

This Agreement, the other Transaction Documents and any other documents referred to herein or therein constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof; provided, however, that nothing in this Agreement or any other Transaction Document shall be deemed to terminate or supersede the provisions of any confidentiality or non-disclosure agreement executed by any Party prior to the date of this Agreement, which agreement shall continue in full force and effect until terminated in accordance with its terms.

13.4 Governing Law.

This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

13.5 Severability.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render such provision valid and enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally intended by the Parties, and if no feasible construction would save such provision, such provision shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, each of the Parties shall use commercially reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most closely effectuates the Parties’ intent in entering into this Agreement.

13.6 Third Parties.

Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties and their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong).

13.7 Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. This Agreement and the rights and obligations hereunder shall not be assigned or transferred without the prior written consent of the Preferred Majority; PROVIDED HOWEVER, that (a) subject to Section 10.1, each Investor may, without the consent of any other Party, assign or transfer its rights and obligations hereunder to any other Person and (b) no such prior written consent is required for any such assignment or transfer in connection with a Transfer in compliance with Section 6 of this Agreement.

13.8 No Partnership.

The Shareholders expressly do not intend hereby to form a partnership, either general or limited, under the partnership law of any jurisdiction. The Shareholders do not intend to be partners to one another, or partners as to any third party, or to create any fiduciary relationship among themselves, by virtue of their status as Shareholders.

13.9 Interpretation.

This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement.

13.10 Counterparts.

This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Facsimile, electronic signatures and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

13.11 Shareholders Agreement to Control.

If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Amended M&AA, the terms of this Agreement shall control with respect to the Shareholders only. The Parties shall take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Amended M&AA so as to eliminate such inconsistency to the fullest extent permissible by law.

13.12 Dispute Resolution.

(a) Negotiation Between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any dispute between them arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement (the “Dispute”). If the negotiations do not resolve the Dispute to the reasonable satisfaction of all Parties to the Dispute within thirty (30) days, Section 13.12(b) shall apply.

(b) Arbitration. Each of the Parties hereto irrevocably agrees that any Dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be resolved by arbitration to be held in Hong Kong which shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules in force at the time of the commencement of the arbitration (the “Arbitration Rules”) and as may be amended by the rest of this Section 13.12. For purposes of such arbitration, there shall be three (3) arbitrators. The claimant(s) shall jointly select one arbitrator and the respondent(s) shall jointly select one arbitrator. All selections shall be made within 30 days after the selecting Party or Parties gives or receives the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator. If any arbitrator to be appointed by a Party or Parties has not been appointed and consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. Such arbitrators shall be freely selected, and the Parties and the Chairman of the HKIAC shall not be limited in their selection to any prescribed list; PROVIDED HOWEVER, that (a) all arbitrators shall be fluent in English and Chinese and (b) the third arbitrator selected by the Chairman of the HKIAC cannot be a citizen of the PRC. The arbitration shall be conducted in English and Chinese. The decision of the arbitration tribunal shall be in writing and be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its counsel fees and expenses; PROVIDED HOWEVER, that the prevailing party or parties in any such arbitration shall be entitled to recover from the non-prevailing party or parties its or their reasonable costs and counsel fees and expenses. In addition to contract damages, the arbitration tribunal may award provisional and final equitable relief, including injunctions, specific performance and lost profits.

13.13 Remedies.

(a) The Parties acknowledge that damages may not be an adequate remedy for losses incurred by reason of a breach of this Agreement. Each Party shall have the right to an injunction or other equitable relief enjoining any breach of this Agreement and enforcing specifically the terms and provisions hereof, and each Party hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude a Party from pursuing any other rights or remedies that it may have at law or in equity.

(b) The rights of each Party under this Agreement are cumulative and in addition to all other rights or remedies that any Party may otherwise have at law or in equity.

13.14 Process Agent.

(a) Each of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company hereby irrevocably designates and appoints the HK Company at Room 1907, 19/F, Lee Garden One, 33 Hysan Avenue, Causeway Bay, Hong Kong (the “Company Side Process Agent”), as its authorized agent upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Company Side Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company. Each of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company hereby represents that it has notified the Company Side Process Agent of such designation and appointment and that the Company Side Process Agent has accepted the same in writing. Each of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company hereby irrevocably authorizes and directs the Company Side Process Agent to accept such service on its behalf. Each of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company further agrees that service of process upon the Company Side Process Agent and notice of said service to such Person mailed by prepaid registered first-class mail or delivered to the Company Side Process Agent at its principal office, shall be deemed in every respect effective service of process upon such Person, in any such suit or proceeding. Each of the Company, the WFOE, the Domestic Companies, the Founder and the Founder Holding Company further agrees to take any and all actions, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Company Side Process Agent in full force and effect so long as such Person has any outstanding obligations under this Agreement.

(b) Notwithstanding the foregoing, nothing herein shall affect the right of any Party to serve process in any other manner permitted by Law.

13.15 Additional Series C Investors.

Notwithstanding anything to the contrary contained herein, if the Company issues additional Series C Preferred Shares after the date hereof, any purchaser of such Series C Preferred Shares who is not already a Party may become a party to this Agreement by executing and delivering to the Company and the other Parties a Deed of Accession and thereafter shall be deemed a “Series C Investor” for all purposes hereunder.

13.16 Termination of Prior Shareholders Agreement.

This Agreement supersedes and replaces the Prior Shareholders Agreement in its entirety, and such Prior Shareholders Agreement shall be of no further force or effect upon execution of this Agreement by all parties hereto. Each of the Company and the Shareholders that is a party to the Prior Shareholders Agreement hereby expressly consents and agrees to this amendment and restatement of the Prior Shareholders Agreement and represents and warrants that this Agreement has been duly approved by consents of the parties to the Prior Shareholders Agreement sufficient to constitute a valid amendment to the Prior Shareholders Agreement that is binding on all parties to the Prior Shareholders Agreement.

— REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK —

IN WITNESS WHEREOF, the parties have or have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY

Gracell Biotechnologies Inc.

By:	/s/ CAO Wei
Name: CAO Wei (曹卫)
Title: Director

THE BVI COMPANY

Gracell Biotechnologies Holdings Limited

By:	/s/ CAO Wei
Name: CAO Wei (曹卫)
Title: Director

THE HK COMPANY

Gracell Biotechnologies (HK) Limited

By:	/s/ CAO Wei
Name: CAO Wei (曹卫)
Title: Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE WFOE
Gracell Bioscience (Shanghai) Co., Ltd. (亘利生物科技（上海）有限公司) (official chop)
By:	/s/ CAO Wei
Name: CAO Wei (曹卫)
Title: Legal Representative

THE DOMESTIC COMPANIES
Gracell Biotechnologies (Shanghai) Co., Ltd. (亘喜生物科技（上海）有限公司) (official chop)
By:	/s/ CAO Wei
Name: CAO Wei (曹卫) Title: Legal Representative

Suzhou Gracell Biotechnologies Co., Ltd. (苏州亘喜生物科技有限公司) (official chop)
By:	/s/ CAO Wei
Name: CAO Wei (曹卫) Title: Legal Representative

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE FOUNDER AND FOUNDER HOLDING COMPANY

/s/ CAO Wei
CAO Wei (曹卫)

Gracell Venture Holdings Limited

By:	/s/ CAO Wei
Name: CAO Wei (曹卫)
Title: Sole Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

Morningside Venture (I) Investments Limited

By:	/s/ Frances Anne. Elizabeth Richard/Raymond Long Sing TANG
Name: Frances Anne. Elizabeth Richard/Raymond Long Sing TANG
Title: Authorized signatory

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Wellington Biomedical Innovation Master Investors (Cayman) I L.P.

By:	Wellington Management Company LLP,
as investment advisor

By:	/s/ Peter McIsaac
Name: Peter McIsaac
Title: Managing Director and Counsel

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

ORBIMED NEW HORIZONS MASTER FUND, L.P.

By:	OrbiMed New Horizons GP LLC, its General Partner
By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

ORBIMED PARTNERS MASTER FUND LIMITED
By: OrbiMed Capital LLC, solely in its capacity as Investment Advisor

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

THE BIOTECH GROWTH TRUST PLC

By: OrbiMed Capital LLC, solely in its capacity as Portfolio Manager

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

ORBIMED GENESIS MASTER FUND, L.P.

By: OrbiMed Genesis GP LLC, its General Partner

By: OrbiMed Advisors LLC, its Managing Member

By:	/s/ Geoffrey Hsu
Name: Geoffrey Hsu
Title: Member

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

LAV Granite Limited

By:	/s/ Yu Luo
Name: Yu Luo
Title: Authorized Signatory

LAV Biosciences Fund V, L.P.

By: LAV GP V, L.P.
its General Partner

By: LAV Corporate V GP, Ltd.
its General Partner

By:	/s/ Yu Luo
Name: Yu Luo
Title: Authorized Signatory

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

Suzhou Lirui Equity Investment Center (Limited Partnership) (苏州礼瑞股权投资中心（有限合伙）)
official chop)
By:	/s/ CHEN Fei
Name: CHEN Fei (陈飞)
Title: Authorized Signatory

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

TLS Beta Pte. Ltd.

By:	/s/ Khoo Shih
Name: Khoo Shih
Title: Authorized Signatory

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

OrbiMed Asia Partners III, L.P.

By: OrbiMed Asia GP III, L.P.,
its General Partner

By: OrbiMed Advisors III Limited,
its General Partner

By:	/s/ David Guowei WANG
Name: David Guowei WANG
Title: Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

Suzhou Kington Capital Holdings Co., Ltd. (苏州民营资本投资控股有限公司) (official chop)
By:	/s/ LIN Xianghong
Name: LIN Xianghong (林向红)
Title: Authorized Representative
King Star Med LP
By:	/s/ LIN Xianghong
Name: LIN Xianghong (林向红)
Title: Authorized Representative

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

Victory Treasure Limited

By:	/s/ Shan LI
Name: Shan LI
Title: Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

Chengdu Miaoji Medical Technology Co., Ltd. (成都妙济医疗技术有限公司) (official chop)
By:	/s/ Fujun YU
Name: Fujun YU (余馥君)
Title: Authorized Representative

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS

WINFAIR GLOBAL LIMITED

By:	/s/ Shan LI
Name: Shan LI
Title: Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Vivo Panda Fund, L.P.

By: Vivo Panda, LLC, General Partner

By:	/s/ Mahendra Shah
	Name:	Mahendra Shah
	Title:	Managing Member

Vivo Opportunity Fund, L.P.
By: Vivo Opportunity, LLC, General Partner

By:	/s/ Albert Cha
Name: Albert Cha
Title: Managing Member

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Yili Kevin Xie

By: /s/ Yili Kevin Xie

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Martina Dr Sersch
By: /s/ Martina Dr Sersch

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE INVESTORS Parkway Limited
By:	/s/ Xie Yi Jing
	Name:	Xie Yi Jing
	Title:	Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Michelia Figo Holding Limited
By:	/s/ Zhenlu LI
	Name:	Zhenlu LI
	Title:	Director

SIGNATURE PAGE TO GRACELL SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SCHEDULE OF NOTICE

If to the Founder, the Founder Holding Company, or any of the Group Companies, or Michelia Figo Holding Ltd.

12th floor, Building No.1, No.926 Yishan Road, Xuhui District, Shanghai, PRC.

E-mail: [***]

Attention: Ms. Erin Li

If to the Investors

1. OrbiMed Asia

Unit 4706, Raffles City Shanghai Office Tower,

268 Xizang Middle Road, Shanghai 200001, P.R. China

E-mail: [***]

Attention: LIU Yifu (刘一夫)

Tel: [***]

2. Kington Entities

Suite 801, North Suyue Square, 118 West Suzhou Ave. SIP China.

E-mail: [***]

Attention: Yao Huangfu（皇甫 瑶）

3. Chengdu Miaoji and Victory Treasure Limited

3207A, ICBC Tower, 3 Garden Rd, Central, Hong Kong

E-mail: [***]

Attention: LI Shan

4. LAV USD Entities

Unit 902-904, Two Chinachem Central, 26 Des Voeux Road Central, Hong Kong

E-mail: [***] copying [***]

Attention: ZOU Jieyu

5. LAV RMB Entity

Room 2909, Infinitus Tower, 168 Hubin Road, Huangpu, Shanghai, PRC

E-mail: [***] copying [***]

Attention: ZOU Jieyu

6. Temasek

60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891

Tel: [***]

Fax: +65 6821 1188

Attention: Miao Jingwen

Email: [***]

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison

Unit 3601, Office Tower A, Beijing Fortune Plaza, No.7 Dongsanhuan Zhonglu,

Chaoyang, District, Beijing 100020, China

Facsimile No.: 86-10-6530-9070/9080

E-mail: [***]

Attention: Judie Ng Shortell

7. Morningside

Address: c/o 22/F, Hang Lung Centre, 2-20 Paterson Street, Causeway Bay, Hong Kong

Attention: Ms. Florence Wong

Email: [***]

Telephone: Ms. Florence Wong

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Jason Kropp

Email: [***]

8. Wellington

Address: c/o Wellington Management Company LLP

Legal and Compliance

280 Congress Street

Boston, MA 02210

Telephone number: [***]

Attn: Peter McIsaac, Managing Director and Counsel

Email: [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Jason Kropp

Email: [***]

9. OrbiMed Partners Master Fund Limited

Address: 601 Lexington Avenue, 54th Floor, New York, NY 10022

Attention: General Counsel

Email:[***]

Telephone: [***]

Tel: [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Jason Kropp

Email: [***]

10. The Biotech Growth Trust Plc

Address: 601 Lexington Avenue, 54th Floor, New York, NY 10022

Attention: General Counsel

Email: [***]

Telephone: [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Jason Kropp

Email: [***]

11. OrbiMed Genesis Master Fund, L.P.

Address: 601 Lexington Avenue, 54th Floor, New York, NY 10022

Attention: General Counsel

Email: [***]

Telephone: [***]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn: Jason Kropp

Email: [***]

12. OrbiMed New Horizons Master Fund, L.P.

Address: 601 Lexington Avenue, 54th Floor, New York, NY 10022

Attention: General Counsel

Email: [***]

Telephone: [***]

13. WINFAIR GLOBAL LIMITED

3207A, ICBC Tower, 3 Garden Rd, Central, Hong Kong

E-mail: [***]

Attention: LI Shan

14. Vivo Panda Fund, L.P. or Vivo Opportunity Fund, L.P.

Vivo Capital LLC

192 Lytton Avenue, Palo Alto, CA 94301

Attn: General Counsel

Email: [***]

15. Yili Kevin Xie

Address: [***]

Attention: [***]

Email: [***]

16. Martina Dr Sersch

Address: [***]

Attention: [***]

Email: [***]

17. Parkway Limited

Address: No.19. Lane 199 Tang An Road, Pudong, Shanghai, PRC

Attention: Kevin Xie

Email: [***]

EXHIBIT A

LIST OF INVESTORS

Part I: Series A Investors

1.	OrbiMed Asia Partners III, L.P. (“OrbiMed Asia”);

2.	King Star Med LP (“Kington USD Entity”);

3.	LAV Granite Limited (“LAV Granite”);

4.	LAV Biosciences Fund V, L.P. (“LAV Biosciences V”, together with LAV Granite, collectively, “LAV USD Entities”); and

5.	Victory Treasure Limited.

Part II: Series B-1 Investors

1.

Suzhou Kington Capital Holdings Co., Ltd. (苏州民营资本投资控股有限公司), a limited liability company organized and existing under the Laws of PRC (“Kington RMB Entity”, together with Kington USD Entity, collectively, “Kington Entities”);

2.	Chengdu Miaoji Medical Technology Co., Ltd. (成都妙济医疗技术有限公司), a limited liability company organized and existing under the Laws of PRC (“Chengdu Miaoji”); and

3.	Suzhou Lirui Equity Investment Center (Limited Partnership) (苏州礼瑞股权投资中心（有限合伙）), a limited partnership organized and existing under the Laws of PRC (“LAV RMB Entity”).

Part III: Series B-2 Investors

1.	TLS Beta Pte. Ltd.;

2.	LAV Granite; and

3.	Kington USD Enity.

Part IV: Series C Investors

1.	Morningside Venture (I) Investments Limited (“Morningside”);

2.	Wellington Biomedical Innovation Master Investors (Cayman) I L.P. (“Wellington”);

3.	OrbiMed Partners Master Fund Limited (“OrbiMed Partners”);

4.	The Biotech Growth Trust Plc (“Biotech Growth”);

5.	OrbiMed Genesis Master Fund, L.P. (“OrbiMed Genesis”);

6.	OrbiMed New Horizons Master Fund, L.P. (“OrbiMed Horizons”, together with OrbiMed Partners, Biotech Growth and OrbiMed Genesis, collectively, “OrbiMed”)’

7.	TLS Beta Pte. Ltd.;

8.	LAV Biosciences Fund V, L.P.;

9.	Kington USD Enity;

10.	WINFAIR GLOBAL LIMITED;

11.	Vivo Panda Fund, L.P.;

12.	Vivo Opportunity Fund, L.P.;

13.	Yili Kevin Xie;

14.	Martina Dr Sersch; and

15.	Parkway Limited.

EXHIBIT B

CAPITALIZATION TABLE

Part A: Capitalization Immediately prior to the Initial Closing

Shareholder	Class of Shares	Number of Shares	Percentage
Founder Holding Company	Ordinary Shares	92,090,000	42.0811%
Michelia Figo Holding Ltd.	Ordinary Shares	5,910,000	2.7006%
ESOP	Ordinary Shares	7,388,060	3.3760%
OrbiMed Asia Partners III, L.P.	Ordinary Shares	864,383	12.2445%
	Series A Preferred Shares	25,931,497
LAV Biosciences Fund V, L.P.	Ordinary Shares	78,214	1.1079%
	Series A Preferred Shares	2,346,402
Victory Treasure Limited	Ordinary Shares	19,331	0.2738%
	Series A Preferred Shares	579,938
King Star Med LP	Ordinary Shares	55,232	4.2250%
	Series A Preferred Shares	1,656,965
	Series B-2 Preferred Shares	7,533,670
LAV Granite Limited	Ordinary Shares	27,616	6.8460%
	Series A Preferred Shares	828,482
	Series B-2 Preferred Shares	14,125,632
Suzhou Kington Capital Holdings Co., Ltd. (苏州民营资 本投资控股有限公司)	Series B-1 Preferred Shares	9,879,873	4.5147%
Chengdu Miaoji Medical Technology Co., Ltd. (成都妙济 医疗技术有限公司)	Series B-1 Preferred Shares	1,975,975	0.9029%
Suzhou Lirui Equity Investment Center (Limited Partnership) (苏州礼瑞股权投资中心（有 限合伙）)	Series B-1 Preferred Shares	9,879,873	4.5147%
TLS Beta Pte. Ltd.	Series B-2 Preferred Shares	37,668,351	17.2128%

Total	/	218,839,494	100%

Part B: Capitalization Immediately after the Initial Closing

Shareholder	Class of Shares	Number of Shares	Percentage
Founder Holding Company	Ordinary Shares	92,090,000	32.5370%
Michelia Figo Holding Ltd.	Ordinary Shares	5,910,000	2.0882%
ESOP	Ordinary Shares	10,216,234	3.6096%
OrbiMed Asia Partners III, L.P.	Ordinary Shares	864,383
	Series A Preferred Shares	25,931,497	9.4674%
LAV Biosciences Fund V, L.P.	Ordinary Shares	78,214
	Series A Preferred Shares	2,346,402	3.5505%
	Series C Preferred Shares	7,624,511
Victory Treasure Limited	Ordinary Shares	19,331
	Series A Preferred Shares	579,938	0.2117%
King Star Med LP	Ordinary Shares	55,232
	Series A Preferred Shares	1,656,965
	Series B-2 Preferred Shares	7,533,670	4.5630%
	Series C Preferred Shares	3,668,982
LAV Granite Limited	Ordinary Shares	27,616
	Series A Preferred Shares	828,482	5.2933%
	Series B-2 Preferred Shares	14,125,632
Suzhou Kington Capital Holdings Co., Ltd. (苏州民 营资本投资控股有限公司)	Series B-1 Preferred Shares	9,879,873	3.4907%
Chengdu Miaoji Medical Technology Co., Ltd. (成都 妙济医疗技术有限公司)	Series B-1 Preferred Shares	1,975,975	0.6981%
Suzhou Lirui Equity Investment Center (Limited Partnership) (苏州礼瑞股权投资中心 （有限合伙）)	Series B-1 Preferred Shares	9,879,873	3.4907%
TLS Beta Pte. Ltd.	Series B-2 Preferred Shares	37,668,351	17.0277%
	Series C Preferred Shares	10,525,561
Morningside Venture (I) Investments Limited	Series C Preferred Shares	11,312,694	3.9970%
Wellington Biomedical Innovation Master Investors (Cayman) I L.P.	Series C Preferred Shares	9,172,455	3.2408%

OrbiMed Partners Master Fund Limited	Series C Preferred Shares	5,503,473	1.9445%
The Biotech Growth Trust Plc	Series C Preferred Shares	2,751,736	0.9722%
OrbiMed Genesis Master Fund, L.P.	Series C Preferred Shares	1,528,742	0.5401%
OrbiMed New Horizons Master Fund, L.P.	Series C Preferred Shares	1,528,742	0.5401%
WINFAIR GLOBAL LIMITED	Series C Preferred Shares	1,222,994	0.4321%
Vivo Panda Fund, L.P.	Series C Preferred Shares	4,280,479	1.5124%
Vivo Opportunity Fund, L.P.	Series C Preferred Shares	1,834,491	0.6482%
Yili Kevin Xie	Series C Preferred Shares	122,299	0.0432%
Martina Dr Sersch	Series C Preferred Shares	103,954	0.0367%
Parkway Limited	Series C Preferred Shares	183,449	0.0648%

Total	/	283,032,230	100%

EXHIBIT C

FORM OF DEED OF ACCESSION

DEED OF ACCESSION made on the [         ] day of, 20[ ]

BETWEEN:

(1) Gracell Biotechnologies Inc., an exempted company duly incorporated under the Laws of the Cayman Islands (the “Company”); and

(2) [Name of New Shareholder], a company incorporated under the Laws of [ ] (the “New Shareholder”).

RECITALS:

(A) On October 20, 2020, the Company, the Investors and other Parties entered into a Second Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit C.

(B) The New Shareholder wishes to [be allotted/have transferred to him/her/it] [•] [Ordinary Shares] / [Preferred Shares] (the “Shares”) in the capital of the Company from the [Company/ [         ](the “Original Shareholder”)] and in accordance with Section [•] of the Shareholders Agreement has agreed to enter into this Deed.

(C) The Company enters this Deed on behalf of itself and as agent and trustee for the other Parties to the Shareholders Agreement.

NOW THIS DEED WITNESSES as follows:

1. Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2. Covenant. The New Shareholder hereby covenants to the Company as agent and trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of the Original Shareholder imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement in the same capacity as the Original Shareholder since the date thereof.

3. Enforceability. Each of the Company and the other Parties to the Shareholders Agreement shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Original Shareholder (other than those that are non-assignable) under the Shareholders Agreement in each case as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

4. Governing Law. THIS DEED OF ACCESSION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG S.A.R.

[The remainder of this page is intentionally left blank.]

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
Gracell Biotechnologies Inc.	)
by its duly authorized representative [•]	)
in the presence of:	)

[NAME OF NEW SHAREHOLDER]

SIGNED SEALED AND DELIVERED	)
as a DEED in the name of	)
[name of New Shareholder]	)
by its duly authorized representative [•]	)
in the presence of:	)